Exhibit 4.2

Execution Version

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

CULLINAN ONCOLOGY, LLC

A Delaware Limited Liability Company

Dated as of October 4, 2019

i

4.03	Qualification	21
4.04	Tenure	21
4.05	Removal	21
4.06	Vacancies	21
4.07	Chief Executive Officer	21
4.08	President	21
4.09	Treasurer and Chief Financial Officer	21
4.10	Secretary and Assistant Secretaries	21
4.11	Other Powers and Duties	21
4.12	Reimbursement of Officers	22

ARTICLE V INDEMNIFICATION		22

5.01	Right to Indemnification	22
5.02	Primary Indemnification	22
5.03	Award of Indemnification	23
5.04	Successful Defense	23
5.05	Advance Payments	23
5.06	Definitions	23
5.07	Insurance	24
5.08	Successor Indemnification	24
5.09	Non-Exclusivity	24
5.10	Amendment; Survival	24

ARTICLE VI CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS		25

6.01	Additional Capital Contributions	25
6.02	Capital Accounts	25

ARTICLE VII ALLOCATIONS OF INCOME, ETC.		26

7.01	Allocations Generally	26
7.02	Tax Allocations	26
7.03	Special Allocations, Tax Elections and Tax Matters Partner	27

ARTICLE VIII DISTRIBUTIONS		28

8.01	Distributions Generally	28
8.02	Tax Distributions	30
8.03	Limitations on Distributions.	31
8.04	In-Kind Distributions; Distributions of Subsidiaries	31
8.05	Tax Information	32

ARTICLE IX TAX MATTERS AND REPORTS; ACCOUNTING		32

9.01	Tax Reports to Current and Former Members	32
9.02	Accounting Records	32
9.03	Tax Accounting Method	32
9.04	Effectively-Connected Income	33
9.05	UBTI	33

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ARTICLE X RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; RIGHT OF CO-SALE; DRAG-ALONG RIGHTS; AND PRE-EMPTIVE RIGHTS		34

10.01	Transfers	34
10.02	Effective Date and Requirements of Transfer	34
10.03	Right of First Refusal	35
10.04	Right of Co-Sale	37
10.05	Effect of Failure to Comply with Right of First Refusal and Right of Co-Sale	38
10.06	Drag-Along Right	39
10.07	Preemptive Rights	42
10.08	Substitution of Members	43
10.09	Conversion to Corporation and Registration Rights	43
10.10	Lock-Up	45

ARTICLE XI DISSOLUTION, LIQUIDATION, AND TERMINATION; INCORPORATION		45

11.01	Dissolution	45
11.02	Liquidating Distributions	46
11.03	Allocation of Sale Proceeds	46
11.04	Orderly Winding Up	47

ARTICLE XII DEFINITIONS		47

12.01	Terms Defined Elsewhere in the Agreement	47
12.02	Other Definitions	52

ARTICLE XIII GENERAL PROVISIONS		58

13.01	Offset and Withholding	58
13.02	Notices	59
13.03	Entire Agreement	59
13.04	Amendment or Modification	59
13.05	Binding Effect	60
13.06	Governing Law; Severability	60
13.07	Waiver of Certain Rights	60
13.08	Interpretation	60

iii

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CULLINAN ONCOLOGY, LLC

This Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Cullinan Oncology, LLC, a Delaware limited liability company (the “Company”), is made as of October 4, 2019, by and among the Persons identified as the Members on Schedule A attached hereto (each a “Member” and, collectively, the “Members”), and such other Persons who may, or have, become Members from time to time under the terms of this Agreement. Certain capitalized terms used in this Agreement are defined in Section 12.02 below.

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) on September 15, 2016, by the filing of a Certificate of Formation, as amended, with the office of the Secretary of State of the State of Delaware.

WHEREAS, the initial Members of the Company entered into a Limited Liability Company Agreement dated as of October 17, 2016 (the “Initial LLC Agreement”).

WHEREAS, the Members of the Company and the Company entered into the Amended and Restated Limited Liability Company Agreement, dated as of April 28, 2017 (as amended, the “Prior Agreement”), which amended and restated the Initial LLC Agreement.

WHEREAS, certain of the Members and the Company desire to amend and restate the Prior Agreement as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree that the Prior Agreement is amended and restated in its entirety as of the date hereof to read as follows:

ARTICLE I

ORGANIZATION AND POWERS

1.01 Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation may be amended or restated with respect to the address of the registered office of the Company in Delaware, the name and address of its registered agent in Delaware or to make corrections required by the Act as provided in the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Board of Directors and the Members as provided in Sections 3.04 and 13.04. The Certificate of Formation as so amended from time to time, is referred to herein as the “Certificate.” The Board of Directors shall deliver a copy of the Certificate and this Agreement, and any amendment thereto, to any Member if so requested.

1.02 Purpose and Powers. The principal business activity and purpose of the Company shall be to directly and/or indirectly through one or more subsidiaries engage in the development and commercialization of pharmaceutical products and in any and all other activities permitted under the Act. The business and purposes of the Company, however, shall not be limited to its initial principal business activity, and if the Board of Directors otherwise determines, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act and shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any other person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company. Notwithstanding the above, the business and activities of the Company shall be subject to the conditions and restrictions provided in this Agreement, including Sections 9.04 and 9.05.

1.03 Principal Place of Business. The principal office and place of business of the Company shall initially be 1 Main Street, Cambridge, MA 02142. The Company may locate its place of business at any other place or places as the Board of Directors may, from time to time, deem advisable.

1.04 Fiscal Year. Except as may otherwise be required by the federal tax laws, the fiscal year of the Company for both financial and tax reporting purposes shall end on December 31 (the “Fiscal Year”).

1.05 Qualification in Other Jurisdictions. The Board of Directors shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company owns property or engages in activities and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including, without limitation, the appointment of agents for service of process in such jurisdictions, if such qualification or registration is necessary or desirable to permit the Company to own property and engage in the Company’s business in such jurisdictions.

1.06 Tax Status. The Company is intended to be classified as a partnership for federal and state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with and actions necessary to obtain such treatment (unless contrary treatment is intended pursuant to Section 10.09 or otherwise approved by the Board of Directors). This classification for tax purposes shall not create or imply a general partnership, limited partnership or joint venture for state law or any other purpose.

ARTICLE II

MEMBERS; CAPITAL STRUCTURE

2.01 Members. The Members of the Company shall be the Persons identified on Schedule A hereto, as may be amended from time to time by the Company to reflect any Permitted Transfers and further issuances of Units that are permitted under this Agreement. The Members shall have only such rights with respect to the Company as specifically provided in this Agreement and as required by non-waivable provisions of the Act.

2.02 Compliance with Securities Laws and Other Laws and Obligations. Each Member hereby represents and warrants to the Company and acknowledges that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time and understands that, except in connection with a Permitted Transfer in accordance with the applicable terms of this Agreement, the Member has no right to withdraw and/or have its Units repurchased by the Company, (c) it is acquiring Units in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) unless the Member holds only Non-Voting Incentive Units, the Member is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), (e) it understands that the Units in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws, or in accordance with an applicable exemption therefrom, and the provisions of this Agreement have been complied with, and (f) the execution, delivery and performance of this Agreement does not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound.

2.03 Meetings of the Members

(a) The Members may hold meetings at such time and place and use such procedures as the Board of Directors may reasonably determine from time to time. Meetings of the Members may be called at any time by (i) the affirmative vote of the Members holding at least sixty percent (60%) of the outstanding Capital Units, voting together as a single class (the “Majority Interest”), or (ii) the consent of a majority of the Board of Directors, in either case, upon twenty-four (24) hours written or electronic mail notice. Notice of any such meeting may be waived by any Member upon either the signing of a written waiver thereof or presence at a meeting by such Member as provided herein.

(b) At any meeting of the Members, the Members representing a Majority Interest shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum.

(c) Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting and without any notice to the Members upon the written consent of the requisite percentage of the class or classes of the Members entitled to vote on such matter. The Secretary of the Company shall provide prompt written notice to the other Members of any action so taken.

2.04 Voting. Except as otherwise provided by the Act or by this Agreement, holders of Preferred Units shall vote together with the holders of Common Units as a single class. Any action to be taken by the Members shall require the approval of a Majority Interest, unless a different threshold is specifically required by the Act or this Agreement. Unless otherwise provided by the Act, the Non-Voting Incentive Units shall not carry the right to vote on any matter under this Agreement or under the Act, including without limitation, with respect to any amendment or restatement of this Agreement or the merger, consolidation, conversion or dissolution of the Company. Except as otherwise provided herein, on any matter to be approved by the Members, (i) each Common Unit shall carry the right to cast one vote per Common Unit, (ii) each Series Seed Preferred Unit shall carry the right to cast the number of votes equal to the Adjustment Ratio for the Series Seed Preferred Units that is in effect as of the record date for determining Members entitled to vote on such matter, (iii) each Series A Preferred Unit shall carry the right to cast the number of votes equal to the Adjustment Ratio for the Series A Preferred Units that is in effect as of the record date for determining Members entitled to vote on such matter, and (iv) each Series B Preferred Unit shall carry the right to cast the number of votes equal to the Adjustment Ratio for the Series B Preferred Units that is in effect as of the record date for determining Members entitled to vote on such matter. For illustrative purposes only, if the Adjustment Price for the Series Seed Preferred Units is $0.125 as of the record date for determining Members entitled to vote on a matter, each Series Seed Preferred Unit shall be entitled to two (2) votes (the quotient obtained by dividing the Series Seed Original Issue Price ($0.25) by such Adjustment Price).

2.05 Limitation of Liability of Members. Except as otherwise provided in the Act, no Member shall be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act or expressly in this Agreement or by another writing signed by a Member, such Member shall have no fiduciary or other duty with respect to the business and affairs of the Company, and such Member shall not be liable to the Company for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any obligation to contribute to, or in respect of, the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members (including, without limitation, the Tax Matters Partner) responsible for the liabilities of the Company.

2.06 Authority. Unless specifically authorized by this Agreement or by the Board of Directors, no Member shall be an agent of the Company or have any right, power or authority to act for or to bind the Company, or to undertake or assume any obligation or responsibility of the Company or any other Member.

2.07 No Right to Withdraw. Except in connection with a Permitted Transfer in accordance with the applicable terms of this Agreement, no Member shall have any right to resign or withdraw from the Company without the consent of the Board of Directors. No Member shall have any right to receive any distribution or the repayment of its Capital Contribution, except as provided in ARTICLE VIII, upon dissolution and liquidation of the Company. No interest or other compensation shall be paid on or with respect to the Capital Contribution of any of the Members, except as expressly provided herein. No Member shall have any right to have the fair value of its interest in the Company appraised and paid out upon its resignation or withdrawal.

2.08 Rights to Information.

(a) Operating Budget. Each year as soon as reasonably practicable following preparation thereof, the Officers shall cause to be furnished to the Board of Directors the proposed capital and operating budget of the Company and its subsidiaries for such Fiscal Year, setting forth revenue, anticipated expenses and cash position on a monthly basis. Any such budget shall be subject to the Board of Directors’ approval and the Board of Directors may make such changes as the Board of Directors deems necessary or appropriate.

(b) Financial Statements. For as long as any of the Preferred Units originally issued remain outstanding, the Board of Directors shall deliver or cause the Officers to deliver to each Preferred Member the following:

(i) as soon as reasonably practicable, but in no event more than 120 days after the end of each Fiscal Year, a report of the activities of the Company (consolidated with its subsidiaries) for the preceding Fiscal Year, including a statement of all fees paid and distributions made to the Members during the Fiscal Year with a comparison to the amounts budgeted for such Fiscal Year, and audited financial statements for the Fiscal Year of the Company consisting of a balance sheet, a statement of income, and a statement of cash flows, certified by certified public accountants selected by the Company who are acceptable to a majority of the Board of Directors and prepared in accordance with U.S. generally accepted accounting principles consistently applied;

(ii) as soon as reasonably practicable, but in no event more than forty-five (45) days after the end of each fiscal quarter, an updated capitalization table;

(iii) as soon as reasonably practicable, but in no event more than forty-five (45) days after the end of each of the first three fiscal quarters of the Company in each Fiscal Year, unaudited financial statements of the Company (consolidated with its subsidiaries) for the fiscal quarter consisting of a balance sheet and statements of income and cash flows;

(iv) as soon as reasonably practicable, but in any event at least forty-five (45) days before the end of each Fiscal Year, the capital and operating budget of the Company and its subsidiaries for the next Fiscal Year, setting forth revenue, anticipated expenses and cash position on a monthly basis as approved by the Board of Directors; and

(v) with reasonable promptness, such other information and data as such Preferred Member may from time to time reasonably request.

(c) Other Information Requests. For as long as any of the Preferred Units originally issued remain outstanding, any Preferred Member, at any reasonable time during normal business hours after reasonable advance notice to the Company and at such Preferred Member’s own expense, upon request from such Preferred Member, will be granted access to the Company’s facilities and personnel for the purposes of examining the Company’s books of account and records and discussing the Company’s affairs, finances and accounts. Furthermore, the Company agrees that it shall promptly respond to any requests for information from a Preferred Member necessary for such Preferred Member’s regulatory compliance programs, including without limitation programs related to compliance with the U.S. Foreign Corrupt Practices Act and any foreign equivalents.

(d) Non-Voting Incentive Unit Holders. Each Member that holds no Units other than Non-Voting Incentive Units acknowledges and agrees that the contents of Schedule A are confidential and that the Board of Directors shall be entitled, in its sole discretion, to restrict access to some or all of Schedule A; provided, that each Member shall be entitled to receive (i) all information regarding such Member on Schedule A and (ii) the total number of each series or class of Units outstanding. Notwithstanding anything to the contrary herein, a Member that holds no Units other than Non-Voting Incentive Units shall not be entitled to any information from or about the Company, other than the information required to be reported on such Member’s federal Form K-1 and any equivalent state income tax information forms.

(e) Termination. The covenants set forth in Section 2.08 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Change of Control, whichever event occurs first.

2.09 Confidential Information

(a) Each Member agrees that such Member shall not use or disclose to others any Confidential Information received from the Company or from any other Member for any purpose other than for the purpose of monitoring such Member’s investment in the Company or for the benefit of the Company, as determined by the Board of Directors, or as required by law or order of court, government authority or arbitrator. The restrictions imposed by this Section 2.09 shall continue to apply to a former Member, notwithstanding such Member’s withdrawal from the Company or Transfer of its Units. Notwithstanding the foregoing, the restrictions on disclosure set forth in this Section 2.09 shall not apply to any Confidential Information to the extent that such information can be shown to have been: (i) generally available to the public other than as a result of a breach of the provisions of this Agreement; (ii) already in the possession of the receiving Person, without any restriction on disclosure, prior to any disclosure of such information to the receiving Person by or on behalf of the Company or any Member pursuant to the terms of this Agreement or otherwise; (iii) lawfully disclosed, without any restriction on additional disclosure, to the receiving Person by a third party who is free lawfully to disclose the same; or (iv) independently developed by the receiving Person without use of any Confidential Information. The restrictions on disclosure set forth in this Section 2.09 shall also not apply to any Confidential Information that is disclosed to (A) any limited or general partner, member, parent, subsidiary or Affiliate of any Member, or any employee of any of the foregoing in the ordinary course of business, provided that such Member informs such Person that such information is confidential and requires such Person to maintain the confidentiality of such information, (B) any attorney, auditor or accountant of such Member to the extent necessary to obtain their services in monitoring such Member’s investment in the Company and who are under obligations to maintain confidentiality, or (C) any prospective purchaser of a Member’s Units (provided that such prospective purchaser agrees to be bound by the provisions of this Section 2.09(a)). Notwithstanding anything to the contrary contained herein, the Company acknowledges that certain Members are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict such Members from evaluation of any other enterprises whether or not such enterprise has products or services that compete with those of the Company.

(b) The Company and each Member shall use reasonable efforts not to disclose the names of any of the Affiliates of any Member except as required by law or order of any court or governmental authority or any arbitration order (in which case, after giving reasonable notice thereof to any such Affiliate to allow such Person the opportunity to oppose such disclosure if the Member has made reasonable efforts to maintain its secrecy and the identity of the Affiliate is not generally known to the public).

(c) Notwithstanding the foregoing, each Member (and each employee, representative, or other agent of the Member) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of, and tax strategies relating to, the Company and all transactions and investments of the Company or in which the Company participates, and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment, tax structure or tax strategies.

2.10 Units.

(a) All interests of Members in distributions and other amounts specified herein shall be represented by their units of membership interests in the Company (each a “Unit” and, collectively, the “Units”). There shall be two (2) classes of Units: “Capital Units” (which initially shall be comprised solely of the “Preferred Units” and the “Common Units”) and the “Non-Voting Incentive Units.” The Company may issue fractional Units. Except as otherwise provided herein, on any matter to be approved by the Members, each Unit shall carry the right to cast one (1) vote per Unit on any matter to be approved by the Members.

(b) The Preferred Units shall be comprised initially of (i) the “Series Seed Preferred Units”, (ii) the “Series A Preferred Units”, all of which shall initially be comprised of one sub-series, the “Series A1 Preferred Units”, and (iii) the “Series B Preferred Units”. The Series Seed Preferred Units, Series A Preferred Units, Series B Preferred Units, Common Units and Non-Voting Incentive Units shall have the respective rights, preferences, privileges and restrictions set forth in this Agreement. The Company is authorized to issue from time to time up to an aggregate of 154,060,000 Units, as follows: (i) 130,200,000 shall be Preferred Units, 16,000,000 of which shall be designated Series Seed Preferred Units, 50,000,000 of which shall be designated Series A Preferred Units, all of which are designated as Series A1 Preferred Units, 64,200,000 of which shall be designated Series B Preferred Stock, and (ii) 23,860,000 shall be Non-Voting Incentive Units. Initially, there shall be no Common Units authorized. Each authorized Unit may be issued pursuant to such agreements as the Board of Directors or a committee thereof shall approve.

(c) The Board of Directors may, subject to Section 3.04, authorize the Company to create and, for such consideration as the Board of Directors may deem appropriate, issue such Units or additional classes or series of Units, having such designations, preferences and relative, participating or other special rights, powers and duties, as the Board of Directors shall determine, including, without limitation: (i) the right of any such class or series of Units to share in Company Distributions; (ii) the allocation to any such class or series of Units of items of Company income, gains, losses and deductions; (iii) the rights of any such class or series of Units upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units to vote on matters relating to the Company and this Agreement. The Members understand and agree that rights afforded to any additional classes or series of Units (including, without limitation, rights to Company Distributions) will result in a reduction and/or dilution in the rights of then outstanding Units. The Board of Directors may, subject to Sections 3.04 and 13.04 of this Agreement, amend any provision of this Agreement, and authorize any Person to execute, swear to, acknowledge, deliver, file and record, if required, such documents, to the extent necessary or desirable to reflect the admission of any additional Member to the Company or the authorization and issuance of such class or series of Units, and the related rights and preferences thereof.

(d) The Board of Directors may issue Non-Voting Incentive Units to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement (and any amendments thereto) approved by the Board of Directors. Non-Voting Incentive Units may be issued subject to vesting, forfeiture and repurchase pursuant to separate agreements, the provisions of which may be determined, altered or waived in the sole discretion of the Board of Directors. Unless otherwise approved by the Board of Directors, all Non-Voting Incentive Units issued after the date hereof shall vest over a four (4) year period, with the first twenty-five percent (25%) of such Non-Voting Incentive Units vesting on the twelve (12) month anniversary of the vesting start date and the remaining Non-Voting Incentive Units vesting in equal monthly installments over the following thirty-six (36) months.

(e) In connection with the issuance of Non-Voting Incentive Units, the Board of Directors may set a strike price with respect to such Non-Voting Incentive Units (the “Strike Price”). The Strike Price with respect to each such Non-Voting Incentive Unit will be determined by the Board of Directors and will be at least equal to the amount that would be distributed in respect of a Common Unit (which for the avoidance of doubt, is not subject to a Strike Price) in a hypothetical liquidation of the Company on the date of issuance of such Non-Voting Incentive Unit in which the Company sold its assets for their Fair Market Value, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the holders of Units in liquidation of the Company. The Board of Directors may adjust the Strike Price as appropriate (i) to reflect the consideration, if any, paid in connection with any issuance of Non-Voting Incentive Units, (ii) to reflect an increase to the Fair Market Value of the Company’s assets that is attributable to Capital Contributions made to the Company in respect of other Units and (iii) when and as permitted pursuant to any award agreement. The determination of the Board of Directors of the Strike Price shall be final, conclusive and binding on all Members. In the event the Board of Directors issues additional Non-Voting Incentive Units with a Strike Price lower than the Strike Price associated with a prior issuance of Non-Voting Incentive Units, the Board of Directors may, in its sole discretion, reduce the Strike Price of the Non-Voting Incentive Units issued at the higher Strike Price. Each Non-Voting Incentive Unit that has an associated Strike Price is intended to be a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and is issued with the intention that under current interpretations of the Code the recipient will not realize income upon the issuance of such Non-Voting Incentive Unit, and that neither the Company nor any Member is entitled to any deduction either immediately or through depreciation or amortization as a result of the issuance of such Non-Voting Incentive Unit. Any Person holding a Unit subject to a vesting arrangement shall make a timely Code Section 83(b) election in accordance with Treasury Regulation 1.83-2 with respect to each such Unit (to the extent applicable).

(f) No Person shall be admitted as a new Member of the Company unless and until the Board of Directors has approved the admission of such Person as a new Member and such Person has executed this Agreement or a counterpart hereto and such other documents or agreements as the Board of Directors may request reasonably in connection with such admission.

(g) The Units may, but need not, be represented by a Unit certificate (a “Unit Certificate”), as determined by the Board of Directors. Each Unit Certificate, if any, shall be issued in such form as approved by the Board of Directors.

2.11 Adjustments for Dilutive Issues.

(a) No Adjustments.

(i) No adjustment in the Adjustment Price to Series Seed Preferred Units shall be made to such class of Units as the result of the issuance or deemed issuance of Additional Units if the Company receives written notice from, in the case of the Series Seed Preferred Units, Members holding at least sixty percent (60%) of the outstanding Series Seed Preferred Units, voting together as a single class, it being agreed that no such adjustment shall be made to such class of Units as the result of the issuance or deemed issuance of such Additional Units.

(ii) No adjustment in the Adjustment Price to Series A Preferred Units shall be made to such class of Units as the result of the issuance or deemed issuance of Additional Units if the Company receives written notice from, in the case of the Series A Preferred Units, Members holding at least sixty percent (60%) of the outstanding Series A Preferred Units, voting together as a single class, it being agreed that no such adjustment shall be made to such class of Units as the result of the issuance or deemed issuance of such Additional Units.

(iii) No adjustment in the Adjustment Price to Series B Preferred Units shall be made to such class of Units as the result of the issuance or deemed issuance of Additional Units if the Company receives written notice from, in the case of the Series B Preferred Units, Members holding at least a majority of the outstanding Series B Preferred Units, voting together as a single class, it being agreed that no such adjustment shall be made to such class of Units as the result of the issuance or deemed issuance of such Additional Units.

(b) Adjustment of Adjustment Price Upon Issuance of Additional Units. In the event the Company shall at any time after the date of this Agreement issue Additional Units, without consideration or for a consideration per share less than the Adjustment Price for a class of Preferred Units in effect immediately prior to such issue, then such Adjustment Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

P = ((P1*Q1 ) + (P1*Q2)) / (Q1 + Q3)

For purposes of the foregoing formula, the following definitions shall apply:

(A) “P” shall mean the Adjustment Price in effect immediately after such issuance of Additional Units

(B) “P1” shall mean the Adjustment Price in effect immediately prior to such issuance of Additional Units;

(C) “Q1” shall mean the number of Units Deemed Outstanding immediately prior to such issue of Additional Units;

(D) “Q2” shall mean the number of Units that would have been issued if such Additional Units had been issued at a price per Unit equal to P1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by P1); and

(E) “Q3” shall mean the number of Additional Units issued in such transaction.

(c) Determination of Consideration. For purposes of this Section 2.11, the consideration received by the Company for the issue of any Additional Units shall be computed as follows:

(i) Cash and Property: Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors (including at least one (1) Preferred Director); and

(C) in the event Additional Units are issued together with other units or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors (including at least one (1) Preferred Director).

(d) Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Units that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Adjustment Price, then, upon the final such issuance, the number of the issued and outstanding Preferred Units shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

2.12 Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the date of this Agreement effect a subdivision of the outstanding Units, the Adjustment Price in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date of this Agreement combine the outstanding Units, the Adjustment Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

2.13 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Adjustment Price pursuant to Section 2.11 or Section 2.12, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Member a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Preferred Member (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Adjustment Price and Adjustment Ratio then in effect, and (ii) such holder’s Percentage Interest.

2.14 “Bad Actor” Voting Restrictions. In the event the Company proposes an offering of its securities in reliance on Rule 506 of the Securities Act, the Company intends to conduct an inquiry of all Members that beneficially own 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power (each, a “20% Holder”) as to whether any 20% Holder or any Rule 506(d) Related Party of such 20% Holder is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act (a “Bad Actor”) and whether such 20% Holder or any Rule 506(d) Related Party are subject to any of the Bad Actor disqualifying events described in Rule 506(d)(1)(i) to (viii) promulgated under the Securities Act (a “Bad Actor Disqualification Event”). If (a) any 20% Holder fails to provide any requested information to the Company within ten (10) business days of the date of the request therefor or (b) any 20% Holder indicates that it or any Rule 506(d) Related Party of such 20% Holder is a Bad Actor, then, such 20% Holder agrees that it shall not cast any vote in respect of shares of the Company’s securities beneficially owned by such 20% Holder that are equal to or in excess of 20% of the Company’s outstanding voting equity securities, calculated on the basis of voting power. Notwithstanding the foregoing, the voting restrictions under this Section 2.14 shall cease as to a 20% Holder at such time as such 20% Holder certifies or recertifies to the Company that neither it nor any of its Rule 506(d) Related Parties is a Bad Actor.

2.15 Notification of a Bad Actor Disqualification Event. Each Member that is a 20% Holder hereby agrees that it shall notify the Company promptly (which in no event shall be more than 7 business days) in writing in the event a Bad Actor Disqualification Event becomes applicable to such Member or any of its Rule 506(d) Related Parties, except, if applicable, for a Bad Actor Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

ARTICLE III

BOARD OF DIRECTORS; CERTAIN GOVERNANCE MATTERS

3.01 Board of Directors. The business of the Company shall be managed by a Board of Directors (the “Board of Directors”) who may exercise all the powers of the Company, except as otherwise provided by law or by this Agreement, and by any committees that the Board of Directors may from time to time establish. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. A Director shall be the equivalent of a “Manager” for all purposes under the Act.

3.02 Composition of the Board of Directors.

(a) The Board of Directors shall consist of one or more members. The number of Directors shall initially be seven (7).

(b) From and after the date of this Agreement, each Member shall vote, or cause to be voted, all Units and all other voting securities of the Company presently owned or hereafter acquired by such Member, or over which such Member has voting control, at any meeting of the Members called for the purpose of filling positions on the Board of Directors, or to execute a written consent in lieu of a meeting of the Members, for purpose of filling positions on the Board of Directors to fix the number of Directors at seven (7) and to elect and continue in office as Directors the following:

(i) For so long as UBS Oncology Impact Fund L.P. or its Affiliates (“OIF”), holds at least 10% of its originally issued Series A Preferred Units, one (1) person (the “OIF Director”), designated by OIF who initially shall be Ansbert Gadicke;

(ii) For so long as F2 Ventures or its Affiliates (“F2”) holds at least 10% of its originally issued Series A Preferred Units, one (1) person (the “F2 Director” and together with the OIF Director, collectively the “Series A Preferred Directors”), designated by F2 who initially shall be Morana Jovan;

(iii) For so long as Baupost holds at least 10% of its originally issued Series B Preferred Units, one (1) person (the “Baupost Director”, and together with the Series A Preferred Directors, the “Preferred Directors”), designated by Baupost;

(iv) The CEO (the “CEO Director”), which board seat shall initially be vacant, provided that if for any reason the CEO Director shall cease to serve as the CEO, each of the Members shall promptly vote their respective Units (A) to remove the former CEO from the Board of Directors if such person has not resigned as a member of the Board of Directors and (B) to elect such person’s replacement as the CEO as the new CEO Director;

(v) Two (2) people, mutually acceptable to a majority of the other members of the Board of Directors, including all of the Lead Directors, who shall initially be Tony Rosenberg and Thomas Ebeling (the “Independent Directors”); and

(vi) One (1) independent person who does not have an affiliation with any of the Members or the Company, who shall be designated by a majority of the Preferred Directors and subject to the mutual satisfaction of the Board, including the Independent Directors, such person shall be designated as the chairperson of the Board of Directors.

(c) In the event that the Member or Members that has or have the right to designate a Director pursuant to clause (b) above requests that the Director so designated by such Member or Members be removed (with or without cause), by written notice to the other holders of Units, then in such case, such Director shall be removed and each Member hereby agrees to vote all Units, and all other voting securities of the Company over which such Member has voting control, to effect such removal upon such request. Each Member agrees not to vote any Units having voting power, or any voting securities over which such Member has voting control, to remove any Director other than pursuant to this clause (c).

(d) Except as otherwise provided by law or by this Agreement, Directors shall hold office until their successors are elected and duly qualified or until their earlier death, disability, resignation or removal. Any Director may resign by delivering his or her written resignation to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(e) The Company shall permit up to one (1) representative of Baupost, who shall be designated from time to time, to attend all meetings of its Board, any committee thereof, or any board of any subsidiary of the Company, in a nonvoting observer capacity (each such representative, a “Board Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other documents or materials that it provides to its members at the same time and in the same manner as provided to such members; provided, however, that Baupost shall cause such representative to hold in confidence such information to the same extent as provided in Section 2.09 above; provided further, the Company reserves the right to withhold any information and/or exclude any such representative from any meeting or portion thereof to the extent that the Company reasonably believes that the disclosure of which or that the inclusion of such representative would adversely affect the attorney-client privilege between the Company or its Affiliates and its counsel. Notwithstanding the preceding provisions of this Section, the absence of any such representative from any meeting or the failure of any such representative to participate in any consent shall not affect the existence of a quorum of the validity of any action taken.

3.03 Powers and Duties of the Directors.

(a) Subject in all cases to the provisions of Section 3.03(b) and Section 3.04 and any applicable consents that must be obtained thereunder or otherwise under this Agreement, the Board of Directors shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.02 or as otherwise provided by law or this Agreement, including without limitation the right and authority:

(i) to manage the business and affairs of the Company and its subsidiaries and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other Persons in any capacity with the Company or its subsidiaries for such compensation and on such terms as the Board of Directors deems necessary or desirable and to delegate to such Persons such of its duties and responsibilities as the Board of Directors shall determine, and to remove such Persons or revoke their delegated authority on such terms or under such conditions as the Board of Directors shall determine;

(ii) to form, manage, dissolve and make capital contributions to any subsidiaries of the Company;

(iii) to merge or consolidate the Company or any of its subsidiaries with or into any other entity or otherwise effect the sale of the Company and its business;

(iv) to acquire or invest in other entities or businesses directly or indirectly through one or more subsidiaries;

(v) to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Company;

(vi) to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company or any of its subsidiaries on a secured or unsecured basis and to perform or cause to be performed all of the Company’s obligations in respect of its indebtedness or guarantees and any mortgage, lien or security interest securing such indebtedness;

(vii) to issue additional Units or other rights or other interests in the Company and to designate additional classes of interest in the Company as provided in Section 2.10;

(viii) to designate one of the Members to serve as (A) the “Tax Matters Partner” of the Company for purposes of Section 6231(a)(7) of the Code (as in effect prior to the repeal of such section and other related sections pursuant to the Bipartisan Budget Act of 2015) (the “Tax Matters Partner”) and (B) the “Partnership Representative” of the Company for purposes of Section 6223 of the Code (the “Partnership Representative”), in each case, with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service; and

(ix) to take any actions in connection with any of the matters set forth in Section 3.04.

(b) Matters Requiring Preferred Director Consent. For so long as the holders of Preferred Units are entitled to elect the Preferred Directors, the Company shall not, without the approval (or written consent) of the Board of Directors, which approval must include the affirmative vote of at least two of the Preferred Directors:

(i) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(ii) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or Director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee unit or option plan approved by the Board of Directors;

(iii) guarantee, or permit any subsidiary to guarantee, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(iv) make, or permit any subsidiary to make, any investment inconsistent with any investment policy approved by the Board of Directors;

(v) incur, or permit any subsidiary to incur, any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(vi) enter into or be a party to, or permit a subsidiary to enter into or be a party to, any transaction with any Director, Officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement;

(vii) hire, terminate, or change, or permit any subsidiary to hire, terminate, or change, the compensation of the executive officers, including approving any option grants or unit awards;

(viii) change the principal business of the Company and its subsidiaries, enter new lines of business, or exit the current line of business;

(ix) sell, assign, license, pledge or encumber, or permit any subsidiary to sell, assign, license, pledge or encumber, any material technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business; or

(x) enter into any corporate strategic relationship, or permit any subsidiary to enter into any corporate strategic relationship, involving payment, contribution or assignment by the Company or any subsidiary or to the Company or any subsidiary of assets greater than $500,000.

3.04 Actions Requiring Member Consent.

(a) Matters Requiring the Consent of the Requisite Preferred Holders. Notwithstanding the provisions of this Agreement, including Section 3.03, for as long as 10% of the Preferred Units originally issued are outstanding, the Company shall not, and shall not permit any subsidiary to (either directly or by amendment, merger, consolidation or otherwise), without first having obtained the affirmative vote or written consent (including by means of an authorized electronic, stamped or other facsimile signature) of the Requisite Preferred Holders:

(i) liquidate, dissolve or wind-up the affairs of the Company, whether voluntary or involuntary, or effect any merger or consolidation or any other Change of Control of the Company or enter into any agreement to do any of the foregoing;

(ii) amend, alter, or repeal any provision of this Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Preferred Units;

(iii) create or authorize the creation of, or issue, or incur any obligation to issue, any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to or on parity with the Preferred Units (or any sub-series thereof), including with respect to redemption and distributions to be made on liquidation or otherwise, or increase the authorized number of Preferred Units (or any sub-series thereof);

(iv) except as provided for in this Agreement, redeem, purchase or pay, or permit any subsidiary to redeem, purchase or pay, any distribution or dividend on any Units; provided, however, that this restriction shall not apply to the repurchase of Units from employees, Officers, directors, consultants or other persons performing services for the Company (i) pursuant to agreements under which the Company has the option to repurchase such Units at the lower of fair market value or cost upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal or (ii) as approved by the Board of Directors;

(v) create or authorize the creation of any debt security other than equipment leases in the ordinary course of business;

(vi) create or hold an equity interest in any subsidiary, including a wholly-owned subsidiary, or dispose of any subsidiary equity or all or substantially all of any subsidiary assets;

(vii) increase or decrease the authorized number of Directors constituting the Board of Directors;

(viii) grant or create any lien or security interests in any of the assets of the Company or any subsidiary other than equipment in connection with equipment leases in the ordinary course of business and permitted encumbrances; or

(ix) effect any tax election, decision or filing that would reasonably be expected to have a material adverse and disproportionate effect on the holders of Preferred Units relative to any other holder of Capital Units.

(b) Matters Requiring the Series B Vote. Notwithstanding the provisions of this Agreement, including Section 3.03, for as long as 10% of the Series B Preferred Units originally issued are outstanding, the Company shall not, and shall not permit any subsidiary to (either directly or by amendment, merger, consolidation or otherwise), without first having obtained the affirmative vote or written consent (including by means of an authorized electronic, stamped or other facsimile signature) of the Series B Vote:

(i) amend, waive, alter, or repeal any provision of this Agreement if it would adversely alter the rights, preferences, privileges, powers or obligations of or restrictions on the Series B Preferred Units or the holders of Series B Preferred Units in their capacity as such;

(ii) create or authorize the creation of, or issue, or incur any obligation to issue, any other security convertible into or exercisable for, any equity security, having rights, preferences or privileges senior to or on parity with the Series B Preferred Units, including with respect to redemption and distributions to be made on liquidation or otherwise, or increase the authorized number of Series B Preferred Units (or any sub-series thereof);

(iii) except as provided for in Section 8.02 of this Agreement, redeem, purchase, pay or make any distribution or dividend on any Units (for the avoidance of doubt, including payments in cash or in-kind and distributions pursuant to Section 8.04 of this Agreement); provided, however, that this restriction shall not apply to the repurchase of Units from employees, Officers, directors, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such Units at the lower of fair market value or cost upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iv) enter into or be a party to, or permit any subsidiary to enter into or be a party to, any transaction with any Director, Officer, employee or Member of the Company or any Affiliate of any such Person, except for this Agreement, the Purchase Agreement and customary arms-length employment agreements;

(v) effect any tax election, decision or filing that would reasonably be expected to have a material adverse and disproportionate effect on the holders of Series B Preferred Units (or their direct or indirect beneficial owners) relative to any other holder of Capital Units; or

(vi) amend, waive, alter, or repeal any provision of this Agreement if it would improve the rights of other Members or Units relative to holders of Series B Units or the Series B Units.

3.05 Committees of the Board of Directors. The Board of Directors may establish an audit committee, compensation committee or other committees from time to time and any such committee shall carry out such functions as may from time to time be delegated to it by the Board of Directors. All members of the audit committee and compensation committee shall be non-employee Directors and each committee shall include at least a majority of the Preferred Directors. Each Lead Director shall be entitled, in such person’s discretion, to be a member of any committee of the Board of Directors that may be established by the Company from time to time or a member of any committee of any board of directors of a subsidiary established from time to time.

3.06 Chairman of the Board of Directors. The Board of Directors may elect a chairperson.

3.07 Reliance by Third Parties. Any Person dealing with the Company, the Directors or any Member may rely upon a certificate signed by all of the Directors as to: (a) the identity of any Directors or Members; (b) any factual matters relevant to the affairs of the Company; (c) the Persons who are authorized to execute and deliver any document on behalf of the Company; or (d) any action taken or omitted by the Company, the Directors or any Member.

3.08 Board Voting Rights; Meetings; Quorum.

(a) Each Director shall be entitled to one (1) vote with respect to any matter before the Board of Directors or any committee thereof.

(b) Regularly scheduled meetings of the Board of Directors may be held without notice at such time, date and place as a majority of the Directors may from time to time determine. Unless otherwise determined by the vote of a majority of the Directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. Special meetings of the Board of Directors may be called, in person, in writing or by means of electronic communication, by the chairman of the Board of Directors or any of the Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of telephone conference or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting. No Director may delegate its rights and obligations to participate in and vote at any meeting of the Board of Directors.

(c) Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such Persons, by the Officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by facsimile or electronic mail sent to his or her business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by him before or after the meeting, or if communication with such Director is unlawful. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

(d) At any meeting of the Board of Directors, a majority of the Board of Directors shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum.

3.09 Actions of the Board of Directors and Committees.

(a) At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law or by this Agreement.

(b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed (including by means of an authorized electronic, stamped or other facsimile signature) by all of the Directors then in office and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

3.10 Reimbursement of Directors. The Company shall promptly reimburse in full each Director and Board Observer for all such Director’s and Board Observer’s reasonable out-of-pocket expenses incurred in connection with attending any meeting of the Board of Directors or a committee thereof or any board of directors or committee thereof of a subsidiary of the Company for each Director and Board Observer with respect to service on the Board of Directors.

3.11 Transaction with Interested Persons.

(a) Unless entered into in bad faith, no contract or transaction between the Company or any of its subsidiaries and one of its or their Directors, Officers or Members, or between the Company or any of its subsidiaries and any other Person in which one or more of its or any of its subsidiaries’ Directors, Officers or Members have a financial interest or are directors, partners, members, stockholders, officers or employees, shall be voidable solely for this reason or solely because said Member, Director or Officer was present or participated in the authorization of such contract or transaction if: (i) the material facts as to the relationship or interest of said Person and as to the contract or transaction were disclosed or known to the Board of Directors and the contract or transaction was authorized by a majority of the votes held by disinterested members of the Board of Directors (if any); or (ii) the contract or transaction was entered into on terms and conditions that were fair and reasonable to the Company as of the time it was authorized, approved or ratified. Subject to compliance with the provisions of this Section 3.11, no Member, Director or Officer interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any other Member, Director or other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

(b) The Company hereby renounces, to the fullest extent permitted by the Act and applicable law, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Director who is not an employee or consultant of the Company or any of its subsidiaries, or (ii) any holder of Units or any partner, member, director, stockholder, officer, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Director (an “Investor Business Opportunity”). To the fullest extent permitted by law, and solely in connection therewith, the Company hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Investor Business Opportunity.

3.12 Limitation of Liability of Directors. No Director shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, by reason of being or acting as Director of the Company. No Director shall be personally liable to the Company or its Members for any action undertaken or omitted in good faith reliance upon the provisions of this Agreement unless the acts or omissions of the Director were not in good faith or involved gross negligence or intentional misconduct; provided, that, subject to Section 3.11, each Director shall owe, and shall act in a manner consistent with, fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by Directors of a Delaware corporation to such corporation and its stockholders. Any Person alleging any act or omission as not taken or omitted in good faith shall have the burden of proving by a preponderance of the evidence the absence of good faith.

3.13 Confidentiality Agreement. The Company will cause each employee and consultant, now or hereafter engaged by the Company or any subsidiary, to enter into a non-disclosure, non-solicitation and proprietary information and inventions assignment agreement in a form reasonably acceptable to the Requisite Preferred Holders.

ARTICLE IV

OFFICERS

4.01 Enumeration. Except as otherwise provided herein, the Board of Directors may delegate its powers to act on behalf of the Company to officers of the Company (each, an “Officer” and, collectively, the “Officers”), which may consist of a President (the “President”), a CEO, Treasurer (the “Treasurer”), Secretary (the “Secretary”), and such other Officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

4.02 Election. The President, CEO, Treasurer and Secretary may be elected by the Directors at any meeting.

4.03 Qualification. No Officer need be a Member or Director. Any two (2) or more offices may be held by the same Person.

4.04 Tenure. Except as otherwise provided by the Act or by this Agreement, each of the Officers shall hold office until his or her successor is elected or until his or her earlier resignation or removal. Any Officer may resign by delivering his or her written resignation to the Company, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.05 Removal. The Board of Directors may remove any Officer with or without cause unless otherwise provided in a written employment agreement between the Company and the Officer that has been approved by the Board of Directors.

4.06 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

4.07 Chief Executive Officer. The CEO shall, subject to the direction of the Board of Directors, have general supervision and control of the Company’s business. Unless otherwise provided by the Board of Directors, he or she shall preside, when present, at all meetings of the Members. Any action taken by the CEO, and the signature of the CEO on any agreement, contract, instrument or other document on behalf of the Company shall, with respect to any third party, be sufficient to bind the Company and shall conclusively evidence the authority of the CEO and the Company with respect thereto.

4.08 President. The President shall, subject to the direction of the Board of Directors and the CEO, have general supervision and control of the Company’s business. Any action taken by the President, and the signature of the President on any agreement, contract, instrument or other document on behalf of the Company shall, with respect to any third party, be sufficient to bind the Company and shall conclusively evidence the authority of the President and the Company with respect thereto.

4.09 Treasurer and Chief Financial Officer. The Treasurer and Chief Financial Officer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Company and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Company, except as the Board of Directors may otherwise provide.

4.10 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the Board of Directors (including committees thereof) in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors, the President or the CEO.

4.11 Other Powers and Duties. Subject to this Agreement, each Officer shall have, in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Directors.

4.12 Reimbursement of Officers. The Company shall promptly reimburse in full each Officer who is not an employee of the Company for all of such Officer’s reasonable out-of-pocket expenses, subject to pre-approval, incurred in connection with the performance of his or her duties as such an Officer.

ARTICLE V

INDEMNIFICATION

5.01 Right to Indemnification. Subject to the provisions of this ARTICLE V, the Company shall indemnify, to the fullest extent that would have been permissible under the Delaware General Corporation Law (as amended, the “DGCL”) if the Company were a corporation organized and existing under the DGCL, all Indemnified Persons against all expenses incurred by the Indemnified Persons in connection with any proceeding in which an Indemnified Person is involved as a result of serving in the capacity by reason of which such Person is deemed to be an “Indemnified Person” pursuant to Section 5.06(a). Subject to the foregoing limitation, such indemnification shall be provided by the Company with respect to a proceeding in which it is claimed that the Indemnified Person received an improper personal benefit by reason of his position, regardless of whether the claim arises out of the Indemnified Person’s service in such capacity, except for matters as to which it is finally judicially determined that an improper personal benefit was received by the Indemnified Person.

5.02 Primary Indemnification. Each Member acknowledges that each Indemnified Person may have certain rights to indemnification, advancement of expenses or insurance available to such Indemnified Person pursuant to other agreements or arrangements with one or more third parties, including, without limitation, a Member or its Affiliates (collectively, “Other Indemnitors”). The Company shall be the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by an Indemnified Person are secondary) in connection with any claims or losses arising from any matter referred to in this ARTICLE V in which an Indemnified Person may be involved or threatened to be involved, as a party or otherwise, arising out of or incident to the business or operations of the Company or any of its subsidiaries. The Company shall advance the full amount of expenses incurred by an Indemnified Person and shall be liable for the full amount of all such losses to the extent legally permitted and required by the terms of this Agreement (or any other agreement between the Company and an Indemnified Person), without regard to any rights an Indemnified Person may have against any Other Indemnitor. The Company irrevocably waives, relinquishes and releases the Other Indemnitors from any claim against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any amount paid or advanced by the Company pursuant to this provision. No advancement or payment by any Other Indemnitor on behalf of an Indemnified Person with respect to any claim for which an Indemnified Person has sought indemnification from the Company shall affect the Company’s obligation as primary obligor and to the extent of such advancement or payment by any of the Other Indemnitors, the Other Indemnitors shall have a right of contribution and shall be subrogated to all of the rights of recovery of an Indemnified Person against the Company. The Other Indemnitors are express third party beneficiaries of the terms of this Section 5.02. An Indemnified Person may notify the Company in writing of the existence of any Other Indemnitor in respect of such Indemnified Person, provided that the failure of an Indemnified Person to so notify the Company shall not adversely impact the rights of any Other Indemnitor under this Section 5.02.

5.03 Award of Indemnification. The determination of whether the Company is authorized to indemnify the Indemnified Persons hereunder and any award of indemnification shall be made in each instance (a) if there is more than one Indemnified Person, by a majority of the votes held by Directors who are not parties to the proceeding in question or (b) by independent legal counsel appointed by such Directors or a Majority Interest. The Company shall be obliged to pay indemnification applied for by the Indemnified Persons unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this ARTICLE V.

5.04 Successful Defense. Notwithstanding any contrary provisions of this ARTICLE V, if the Indemnified Person has been wholly successful on the merits in the defense of any proceeding in which it was involved by reason of its position as an Indemnified Person or as a result of serving in such capacity (including termination of investigative or other proceedings without a finding of fault on the part of the Indemnified Person), the Indemnified Person shall be indemnified by the Company against all expenses incurred by the Indemnified Person in connection therewith.

5.05 Advance Payments. Except as limited by law, expenses incurred by the Indemnified Person in defending any proceeding, including a proceeding by or in the right of the Company, shall be paid by the Company to the Indemnified Person in advance of final disposition of the proceeding upon receipt of its written undertaking to repay such amount if the Indemnified Person is determined pursuant to this ARTICLE V or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Indemnified Person to make repayment.

5.06 Definitions. For purposes of this Article:

(a) “Indemnified Person” includes (i) a Person serving as a Director, including, without limitation, as a Preferred Director, or an Officer or in a similar executive capacity appointed by the Directors and exercising rights and duties delegated by the Directors, (ii) a Person serving at the request of the Company as a director, manager, officer, employee or other agent of another organization, including, without limitation, any subsidiary of the Company, (iii) any Person who formerly served in any of the foregoing capacities (with respect to matters relating to such services), and (iv) holders of Capital Units;

(b) “Expenses” means all expenses, including attorneys’ fees and disbursements, actually and reasonably incurred in defense of a proceeding or in seeking indemnification under this ARTICLE V, and except for proceedings by or in the right of the Company or alleging that the Indemnified Person received an improper personal benefit (unless it is judicially determined that the Indemnified Person satisfied the standard of conduct set forth above for indemnification), any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a proceeding; and

(c) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

5.07 Insurance.

(a) The Company shall have the power to purchase and maintain insurance on behalf of any Director, Officer, agent or employee against any liability or cost incurred by such Person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

(b) The Company shall use commercially reasonable efforts to cause a Directors and Officers Errors and Omissions insurance policy to be maintained from an insurer and in an amount satisfactory to the Board of Directors, until such time as the Board of Directors, including all Preferred Directors, determines that such insurance should be discontinued.

5.08 Successor Indemnification. The indemnification provided by this ARTICLE V shall inure to the benefit of the heirs and personal representatives of the Indemnified Persons. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of Indemnified Persons as in effect immediately before such transaction, whether such obligations are contained in this Agreement, or elsewhere, as the case may be.

5.09 Non-Exclusivity. The provisions of this ARTICLE V shall not be construed to limit the power of the Company to indemnify its or any of its subsidiaries’ directors, members, equityholders, partners, officers, employees or agents to the full extent that would have been permitted by the DGCL if the Company were a corporation organized and existing under the DGCL, or otherwise permitted by law, or to enter into specific agreements, commitments or arrangements for indemnification that would have been or are so permitted. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this ARTICLE V.

5.10 Amendment; Survival. The provisions of this ARTICLE V may be amended or repealed in accordance with Section 13.04; provided, however, that no amendment or repeal of such provisions that adversely affects the rights of an Indemnified Person under this ARTICLE V with respect to his, her or its acts or omissions at any time prior to such amendment or repeal, shall apply to an Indemnified Person without his, her or its consent. The obligations of the Company under this ARTICLE V shall survive any Change of Control of the Company.

ARTICLE VI

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

6.01 Additional Capital Contributions. Except as specified in this Agreement or in any other agreement executed by such Member and the Company, no Member shall be required to make any additional Capital Contributions to the Company.

6.02 Capital Accounts.

(a) A separate Capital Account shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 6.02(a) shall be interpreted and applied in a manner consistent with such regulations. No Member shall have any obligation to restore any portion of any deficit balance in such Member’s Capital Account, whether upon liquidation of its interest in the Company, liquidation of the Company or otherwise. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Company may adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional interests in the Company (including any interests with a zero initial Capital Account), or whenever the adjustments would otherwise be permitted under such Treasury Regulation. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to property of the Company, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain and loss, as computed for book purposes with respect to such property. The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise (except with respect to Tax Distributions to the extent of any allocation that gives rise to taxable income or loss under Section 8.02).

(b) The Capital Accounts of the Members as of the date hereof are set forth on Schedule A.

(c) Except as otherwise expressly provided herein, no Member may withdraw, or shall be entitled to a return of, any portion of such Member’s Capital Contribution.

ARTICLE VII

ALLOCATIONS OF INCOME, ETC.

7.01 Allocations Generally.

(a) General Allocations. Subject to, and after applying, Section 2.10(e) and Section 7.01(b), net income or net loss, if any, shall be allocated among the Members in such ratio or ratios as may be required to cause the balances of the Members’ Economic Capital Accounts to equal, as nearly as possible, their Target Balances, consistent with the provisions of Section 7.01(b).

(b) Regulatory Allocations. To the extent the allocation provisions of Section 7.01 would not comply with the Treasury Regulations under Section 704(b) of the Code, there is hereby included in this Agreement such special allocation provisions governing the allocation of income, gain, loss, deduction and credit (prior to making the remaining allocations in conformity with Section 7.01) as may be necessary to provide herein a so-called “qualified income offset,” and ensure that this Agreement complies with all provisions, including “minimum gain” provisions, relating to the allocation of so-called “nonrecourse deductions” and “partner nonrecourse deductions” and the charge back thereof as are required to comply with the Treasury Regulations under Section 704(b) of the Code. In particular, so-called “nonrecourse deductions” and “excess nonrecourse liabilities,” as defined in the Treasury Regulations under Sections 704(b) and 752 of the Code, shall be allocated to each Member based upon each Member’s Percentage Interest.

(c) Compliance with Code Section 704(b). The allocation provisions contained in this ARTICLE VII are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.

7.02 Tax Allocations.

(a) Subject to Section 7.02(b), (c) and (d), items of income, gain, loss, deduction, and credit to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Section 7.01; provided however, that the tax items allocated to Members pursuant to this Section 7.02(a) shall not be reflected in the Member’s Capital Accounts.

(b) If any assets of the Company are subject to Code Section 704(c) or reflected in the Capital Accounts of the Members at a book value that differs from the adjusted federal income tax basis of such property, then the tax items with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted federal income tax basis of such property of the Company and its book value in accordance with the requirements of Code Section 704(c), the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i).

(c) If the book value of any Company asset is adjusted pursuant to Section 6.02(a), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value in the same manner as under Code Section 704(c).

(d) Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the Board of Directors taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e) Allocations pursuant to this Section 7.02 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, distributions or other Company items pursuant to any provision of this Agreement.

7.03 Special Allocations, Tax Elections and Tax Matters Partner.

(a) If any interest in the Company is transferred, increased or decreased during the year, all items of income, gain, loss, deduction and credit recognized by the Company for such year shall be allocated among the Members as determined by the Board of Directors, subject to compliance with Section 706(d) of the Code. Notwithstanding the foregoing, items of income, gain, loss, deduction and credit recognized by the Company for the taxable year in which Baupost purchases the Series B Preferred Units pursuant to the Purchase Agreement shall be allocated among the Members using the “closing of the books” method, as of the end of the day on the Closing (as defined in the Purchase Agreement).

(b) The Company and the Members shall not treat any of the rights of the Members under this Agreement, including with respect to the issuance of, and economic rights of, Preferred Units, as giving rise to any guaranteed payment for capital under Section 707 of the Code.

(c) Subject to compliance with the terms of this Agreement and any express limitations herein (including Section 3.04(a)(ix) or (b)(v), the second sentence of Section 7.03(a), and Sections 9.04 and 9.05), the Board of Directors shall have the authority to make any tax elections and other tax decisions with respect to the Company, to approve any returns regarding any foreign, federal, state or local tax obligations of the Company, and to make all determinations regarding the allocation of income and loss contemplated by this ARTICLE VII.

(d) Subject to the last sentence of this Section 7.03(d) and to Section 7.03(e), the Tax Matters Partner or the Partnership Representative, as applicable, shall have authority to make decisions regarding any Company tax controversy. Each Member hereby agrees (i) to take such actions as may be required to effect the appointed Member’s designation as the Partnership Representative (as determined pursuant to Section 3.03(a)(viii)), (ii) to cooperate to provide any information or take such other actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Code Section 6225(c), and (iii) to, upon the request of the Partnership Representative, file any amended U.S. federal income tax return and pay any tax due in connection with such tax return in accordance with Code Section 6225(c)(2); provided, however, that this clause (iii) shall not apply with respect to Baupost with respect to any requirement to file an amended tax return. A Member’s obligation to comply with this Section 7.03(d) shall survive the transfer, assignment or liquidation of such Member’s interest in the Company. Notwithstanding the foregoing, each of the Tax Matters Partner and the Partnership Representative shall be subject to the control of the Board of Directors pursuant to Section 7.03(c) and shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Board of Directors.

(e) The Partnership Representative (and, if different, the Company) will give notice to Baupost within a reasonable period of time following the receipt of notice that the IRS or any other taxing authority intends to examine or audit any income tax returns of the Company. The Partnership Representative will keep Baupost reasonably informed of all tax audits, examinations and other proceedings involving the Company. In addition, in connection with any audit, examination or other proceeding, the Partnership Representative will not settle or compromise any audit, examination or other proceeding without the prior written consent of Baupost if such settlement or compromise would disproportionately adversely affect Baupost or its direct or indirect members, shareholders, partners, beneficiaries, or other beneficial owners. Notwithstanding anything to the contrary in this Agreement, Baupost shall not be required to file any amended tax return in connection with Code Section 6225 or otherwise by the Company.

(f) Notwithstanding anything to the contrary in this Agreement, neither the Partnership Representative (nor, if different, the Company) will make an election pursuant to section 1101(g)(4) of the Bipartisan Budget Act of 2015 to have the new partnership audit regime apply to any of its tax returns for a taxable period ending on or before December 31, 2017.

ARTICLE VIII

DISTRIBUTIONS

8.01 Distributions Generally.

(a) Subject to the provisions of this ARTICLE VIII, the Board of Directors may, in its discretion, determine the amount of any Proceeds Available for Distribution and any Capital Transaction Proceeds and the time when such amounts are to be distributed. Once such determination is made by the Board of Directors, and, in any event, if required pursuant to Section 11.03, (i) upon the closing of any Capital Transaction the Company shall promptly distribute such Capital Transaction Proceeds associated with such transaction in accordance with Section 8.01(b), (ii) upon the closing of a Change of Control, the Company shall immediately distribute such proceeds associated with such Change of Control transaction in accordance with Section 8.01(b), and (iii) upon a dissolution, winding up and liquidation in accordance with Section 11.02, the Company shall immediately distribute such proceeds associated with such dissolution, winding up and liquidation. The Board of Directors may establish record dates for the purpose of determining the Members of the Company entitled to any distribution.

(b) Proceeds Available for Distribution and any Capital Transaction Proceeds shall be distributed to the Members:

(i) First, to the Members holding Series B Preferred Units in proportion to the remaining amount to be distributed to such holders under this Section 8.01(b)(i) until, on a Series B Preferred Unit by Series B Preferred Unit basis, each Preferred Unit has been distributed an amount equal to the Unpaid Preferred Unit Preference Amount for such Series B Preferred Unit;

(ii) Second, to the Members holding Series Seed Preferred Unit and Series A Preferred Units on a pari passu basis in proportion to the remaining amount to be distributed to such holders under this Section 8.01(b)(ii) until, on a Series Seed Preferred Unit and Series A Preferred Unit basis, each such Preferred Unit has been distributed an amount equal to the Unpaid Preferred Unit Preference Amount for such Series Seed Preferred Unit and Series A Preferred Unit, as applicable;

(iii) Third, subject to Section 8.01(c), to the Members holding Common Units and Non-Voting Incentive Units pro rata an amount per Unit under this Section 8.01(b)(iii) equal to the amount per Unit paid per Unit in respect of the Series Seed Preferred Units under Section 8.01(b)(ii) above;

(iv) Fourth, subject to Section 8.01(c), to the Members holding Common Units, Non-Voting Incentive Units and Series Seed Preferred Units, pro rata in proportion to the remaining amount to be distributed to such holders under this Section 8.01(b)(iv), if any, until an amount has been distributed in respect of each such Unit under Section 8.01(b)(ii), Section 8.01(b)(iii),and this Section 8.01(b)(iv) equal to (1) in the case of Series Seed Preferred Units, the product of (A) the Adjustment Ratio in effect for such Unit (if any) multiplied by (B) the amount distributed in respect of any Series A Preferred Unit under Section 8.01(b)(ii), and (2) in the case of Common Units and Non-Voting Incentive Units, the amount distributed in respect of any Series A Preferred Unit under Section 8.01(b)(ii);

(v) Fifth, subject to Section 8.01(c), to the Members holding Common Units, Non-Voting Incentive Units, Series Seed Preferred Units and Series A Preferred Units, pro rata in proportion to the remaining amount to be distributed to such holders under this Section 8.01(b)(v), until an amount has been distributed in respect of each such Unit under Section 8.01(b)(ii), Section 8.01(b)(iii), Section 8.01(b)(iv) and this Section 8.01(b)(v) equal to (1) in the case of Series A Preferred Units, the product of (A) the Adjustment Ratio in effect for such Unit (if any) multiplied by (B) the amount distributed in respect of any Series B Preferred Unit under Section 8.01(b)(i), (2) in the case of Series Seed Preferred Units, the product of (A) the Adjustment Ratio in effect for such Unit (if any) multiplied by (B) the amount distributed in respect of any Series B Preferred Unit under Section 8.01(b)(i), and (3) in the case of Common Units and Non-Voting Incentive Units, the amount distributed in respect of any Series B Preferred Unit under Section 8.01(b)(i); and

(vi) Sixth, subject to Section 8.01(c), to all holders of Units in proportion to their Percentage Interest.

(c) Notwithstanding any provision in this Agreement to the contrary, no holder of Non-Voting Incentive Units shall participate in (and no such Non-Voting Incentive Unit shall be treated as outstanding for purposes of apportioning) any distributions under Section 8.01 (i) in respect of any Non-Voting Incentive Units that are unvested at the time of such distribution, absent a separate written agreement between the Member and the Company and (ii), until a total amount equal to the Strike Price with respect to such Non-Voting Incentive Unit has been distributed in respect of each other Non-Voting Incentive Unit pursuant to Sections 8.01(b)(iii), 8.01(b)(iv), 8.01(b)(v) and 8.01(b)(vi) (reduced in the case of Non-Voting Incentive Units also subject to a Strike Price by the amount of such Strike Price) subsequent to the issuance of such Non-Voting Incentive Units, except, in each case, other than Tax Distributions treated as advances on distributions made pursuant to Section 8.01. The Board of Directors shall have the discretion to make any determinations required under this clause, including as to the extent to which Non-Voting Incentive Units with an associated Strike Price will be excluded from participating in Company Distributions on account of this Section 8.01(c).

8.02 Tax Distributions.

(a) At least three (3) weeks prior to the end of any fiscal quarter of the Company, the Company, at the sole discretion of the Board of Directors, shall deliver to each Member a statement setting forth the amount of income and gain (and, to the extent reasonably practicable, each item thereof) expected to be allocated by the Company to such Member for federal income tax purposes with respect to such fiscal quarter, as estimated by the Board of Directors, in consultation with the Officers and tax and accounting advisors. Notwithstanding any other provision of this Section 8.02, and prior to and in preference over any distributions pursuant to Section 8.01, the Company, at the sole discretion of the Board of Directors, shall distribute to such Member, at least seven (7) days prior to the estimated tax payment due date for such fiscal quarter, an amount of cash equal to the amounts estimated by the Board of Directors, in consultation with the Officers and its tax and accounting advisors, to represent the assumed federal, state and local income tax liability (such liability, a “Tax Liability”) that would be incurred by such Member with respect to such Member’s allocable share of the Company’s taxable net income for such quarter (any such distribution, and any other distribution under this Section 8.02, a “Tax Distribution”). In calculating the amount of each Tax Distribution, the Company shall assume that each Member’s Tax Liability is equal to (i) the highest combined marginal federal, state and local income tax rate applicable for such period to an individual resident in the jurisdiction with the highest combined marginal federal, state and local income tax rate, as determined by the Board of Directors in consultation with its tax and accounting advisors (the “Tax Rate”), multiplied by (ii) such Member’s allocable share of the taxable income of the Company (as reduced, but not below zero, by any prior net loss allocated to such Member that was not previously taken into account under this sentence). The Tax Rate may be adjusted by the Board of Directors (provided that the same percentage shall apply to each Member) to account for preferential rates of income tax applicable to certain kinds of income for individuals. In addition, within ninety (90) days after the end of each Fiscal Year, the Company shall distribute to each Member an amount equal to the excess, if any, of (x) such Member’s Tax Liability with respect to such Fiscal Year minus (y) the sum of all other Tax Distributions distributed to such Member pursuant to this Section 8.02 with respect to such Fiscal Year. For purposes of calculating the Tax Liability of a Member, the Company shall take into account any allocations of income or gain to a Member with respect to any accrued dividend or other amount properly treated as a guaranteed payment for capital under Section 707(c) of the Code. Notwithstanding the foregoing, Tax Distributions shall not be available to a Member with respect to any guaranteed payment for services under Section 707(c) of the Code or any other payment for services to a Member not in his, her or its capacity as a Member under Section 707(a) of the Code. Notwithstanding anything herein to the contrary, Tax Distributions pursuant to this Section 8.02(a) shall be treated as advances of the first Distributions under Section 8.01(b)(iii)-(vi) that would otherwise be made to such Member, and shall reduce or offset amounts otherwise distributable pursuant to Section 8.01(b)(iii)-(vi) accordingly; provided, however that Tax Distributions to the Members holding Series Seed Preferred Units, Series A Preferred Units and/or Series B Preferred Units pursuant to this Section 8.02(a) shall not be treated as advances of Distributions under Section 8.01(b)(i) or (ii), as applicable, that would otherwise be made to such Member, and shall not reduce or offset amounts otherwise distributable pursuant to Section 8.01(b)(i) or (ii), as applicable.

(b) To the extent that (i) the sum of all Tax Distributions distributed to any Member pursuant to this Section 8.02 with respect to a Fiscal Year exceed (ii) such Member’s Tax Liability with respect to such Fiscal Year, such excess shall be considered a Tax Distribution in respect of the immediately succeeding Fiscal Year for purposes of determining the Company’s obligation to make Tax Distributions with respect to such immediately succeeding Fiscal Year. To the extent that (iii) any Member’s Tax Liability with respect to such Fiscal Year exceeds (iv) the sum of all Tax Distributions distributed to such Member pursuant to this Section 8.02 with respect to such Fiscal Year, the Company shall distribute such excess to such Member as soon as possible, and any such distributions shall be made in preference of, and in addition to, any subsequent Tax Distributions for subsequent Fiscal Years. For the avoidance of doubt, this Section 8.02(b) shall apply in the event of a redetermination of the Tax Liability of a Member after the close of a Fiscal Year, whether as a result of an audit and assessment by a taxing authority or otherwise.

8.03 Limitations on Distributions. No distribution shall be made to a Member if and to the extent that such distribution would cause the Company to be insolvent.

8.04 In-Kind Distributions; Distributions of Subsidiaries.

(a) The amount of any in-kind distribution shall be distributed on the basis of the property’s then Fair Market Value and shall be distributed to the Members in proportion to their overall shares of the amounts then being distributed.

(b) Notwithstanding any provision herein to the contrary, unless otherwise determined by a unanimous vote of the Board of Directors, in the event the Board of Directors determines to distribute a subsidiary of the Company to the Members and such distribution is not being made in connection with or after a public offering of such subsidiary pursuant to which such subsidiary will or has become traded on a national securities exchange, such distribution shall be made to all the Members in a manner such that, to the extent reasonably possible, each Member receives equity interests in such subsidiary having rights, preferences, privileges and obligations substantially similar to those that exist with respect to the interests of the Member in the Company at the time of such distribution, subject to such adjustments as the Board of Directors determines fair and equitable to take into account the relative values of the Company and such subsidiary. In the event of such distribution, the rights to distributions from the Company thereafter shall be proportionately reduced in a manner determined fair and equitable by the Board of Directors. By way of illustration and not limitation, in the event the Company distributes a subsidiary pursuant to this Section 8.04(b) having a Fair Market Value equal to ten percent (10%) of the Fair Market Value of the Company, the Members holding Series Seed Preferred Units, Series A1 Preferred Units and Series B Preferred Units shall receive similar interests in such subsidiary provided (i) the equivalent of the Unpaid Preferred Unit Preference Amount of such similar interests shall equal ten percent (10%) of the then-remaining Unpaid Preferred Unit Preference Amount for such series of Preferred Units and (ii) the then-remaining Unpaid Preferred Unit Preference Amount for such series of Preferred Units shall be reduced by ten percent (10%).

8.05 Tax Information. The Members shall deliver to the Company, at the same time or times prescribed by applicable law and at any times reasonably requested by the Company, such information, documentation or certification as may be prescribed by law or reasonably requested by the Company to determine whether withholding may be required with respect to the Member’s interest in the Company or in connection with tax filings in any jurisdiction in which or through which the Company invests, including any information or certification required for the Company (or any other entity in which the Company directly or indirectly invests) to comply with any tax return or information filing requirements or to obtain a reduced rate of, or exemptions from, any applicable tax, whether pursuant to the laws of such jurisdiction or an applicable tax treaty; provided, however, that nothing in this Agreement shall require Baupost to provide information relating to its direct or indirect members, shareholders, partners, beneficiaries, or other beneficial owners unless required by applicable law.

ARTICLE IX

TAX MATTERS AND REPORTS; ACCOUNTING

9.01 Tax Reports to Current and Former Members. After the end of each Fiscal Year, the Company shall use reasonable best efforts to prepare and mail, or cause its accountants to prepare and mail, not later than seventy-five (75) days following the end of such Fiscal Year, to each Member and, to the extent necessary, to each former Member (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to members by law and as shall enable such Member or former Member (or its legal representatives) to prepare their respective U.S. federal and state income tax returns or informational returns; provided, however, that the Company shall in all events provide the tax information and documentation specified in this sentence not later than ninety (90) days following the end of such Fiscal Year.

9.02 Accounting Records. The Company shall maintain complete books and records accurately reflecting the accounts, business, transactions and Members of the Company.

9.03 Tax Accounting Method. Those documents relating to allocations of items of income, gain, loss, deduction or credit and Capital Accounts shall be kept under federal income tax accounting principles as provided herein.

9.04 Effectively-Connected Income.

The Board of Directors shall cause the Company not to engage in any activity that would cause a Member (or any direct or indirect owner thereof, as applicable) that is not a United States person within the meaning of Code Section 7701(a)(30) to recognize, solely as a result of its status as a Member (or any direct or indirect owner thereof, as applicable) of the Company, income that is “effectively connected with the conduct of a trade or business within the United States” within the meaning of Code Section 864(c) of the Code, to be treated as engaged in a “trade or business within the United States” within the meaning of Section 864(b) of the Code, or own any interest treated as a “United States real property interest” within the meaning of Code Section 897(c).

9.05 UBTI. The Board of Directors shall cause the Company not to engage in any activity that would cause a Member (or any direct or indirect owner thereof, as applicable) to have any “unrelated business taxable income” (as that term is defined in Section 512 of the Code), any “unrelated debt-financed income” (as that term is defined in Section 514 of the Code) or any item of gross income that would be included in determining the unrelated business taxable income of such Member (or any direct or indirect owner thereof, as applicable).

9.06 Tax Information. Notwithstanding anything to the contrary in Section 9.01, the Board of Directors will cause the Company to use commercially reasonable efforts to prepare, or cause to be prepared, and furnish to Baupost:

(a) An estimate of taxable income for each fiscal year not later than February 28th of the following fiscal year, reporting ordinary income items separate from items of capital gain; and

(b) (i) Schedule K-1’s not later than April 30th following such fiscal year and (ii) detailed supporting schedules of Schedule K-1 to report (A) any Unrelated Business Taxable Income, if applicable, (B) any “unrecaptured section 1250 gain” within the meaning of the Code and the Treasury Regulations, recognized on the date of the sale of real estate assets, if applicable, and (C) the state sources of each item of income, gain, loss and deduction, as applicable. The Board of Directors shall cause the Company to use commercially reasonable efforts to provide any other U.S. or non-U.S. tax reporting information as may reasonably be requested by Baupost provided that the information requested is in the Company’s possession (or can be obtained with reasonable efforts) and can be provided without undue burden or the violation of any applicable legal or contractual restrictions, policies or confidentiality obligations relating to such information (in each case at Baupost’s expense if applicable). All financial and tax statements and reports furnished pursuant to this Section 9.06 will be in a form reasonably approved by Baupost in writing, provided that, for the avoidance of doubt, Baupost shall not have any approval rights over the filing of the Company’s tax returns.

ARTICLE X

RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL;

RIGHT OF CO-SALE; DRAG-ALONG RIGHTS; AND PRE-EMPTIVE RIGHTS

10.01 Transfers.

(a) Except as otherwise specifically provided herein, no Member holding Common Units and/or Non-Voting Incentive Units shall, directly or indirectly, sell, exchange, transfer (by gift or otherwise), assign, distribute, pledge, create a security interest, lien or trust with respect to, or otherwise dispose of or encumber such Units owned by such Member or any interest in or option on or based on the value of such Units (any of the foregoing being referred to as a “Transfer”) without the prior written consent of the Board of Directors, which consent may be granted or withheld in the sole discretion of the Board of Directors. Any purported Transfer of Units in violation of the provisions of this ARTICLE X shall be void and of no force and effect whatsoever, and the Company shall not record any such event on its books or treat any such transferee as the owner of such Units for any purpose. Any Transfer permitted by this Agreement shall be termed a “Permitted Transfer” and the transferee of any Permitted Transfer shall be termed a “Permitted Transferee.”

(b) Notwithstanding anything herein to the contrary, the following Transfers shall be limited only by Section 10.02 and for the purposes of clarity shall not be subject to the restrictions set forth in Sections 10.03, 10.04 or 10.08: (i) by any Member to the spouse, children (natural or adopted) or siblings (and siblings’ children) of such Member or to a trust or family limited partnership for the benefit of any of them; (ii) upon the death of any Member, to such Member’s heirs, executors or administrators or to a trust under such Member’s will, or between such Member and such Member’s guardian or conservator; or (iii) with respect to a Member that is not a natural person, to another individual or entity that is an Affiliate of such Member; provided, however, that in no event shall any unvested Non-Voting Incentive Units be transferred pursuant to this Section 10.01(b).

(c) Any Imputed Underpayment Amount that is properly allocable to a transferor of an interest, as reasonably determined by the Board of Directors, shall be treated as a Withholding Payment with respect to the applicable transferee in accordance with Section 13.01. Furthermore, as a condition to any Transfer, each transferor shall be required to agree (i) to continue to comply with the provisions of Section 7.03(d) notwithstanding such Transfer and (ii) to indemnify and hold harmless the Company and the Board of Directors from and against any and all liability with respect to the transferee’s Withholding Payments resulting from Imputed Underpayment Amounts attributable to the transferor to the extent that the transferee fails to do so.

10.02 Effective Date and Requirements of Transfer.

(a) Any valid Transfer of a Member’s Units, or part thereof, pursuant to the provisions of this Agreement, shall be effective as of the close of business on the day in which such Transfer occurs (including fulfillment of all conditions and requirements with respect thereto). The Company shall, from the effective date of such Transfer, thereafter make all further distributions, on account of the Units (or part thereof) so assigned to the Permitted Transferee of such interest, or part thereof.

(b) Every Transfer permitted hereunder shall be subject to the following requirements (in addition to any other requirements contained in this Agreement):

(i) If not already a Member, the transferee shall execute a counterpart to this Agreement thereby agreeing to be bound by all the terms and conditions of this Agreement;

(ii) The transferee shall establish that the proposed Transfer will not cause or result in a breach of any agreement binding upon the Company or any violation of law, including without limitation, federal or state securities laws, and that the proposed Transfer would not cause or require (A) the Company to be an investment company as defined in the Investment Company Act of 1940, as amended or (B) the registration of the Company’s securities under federal securities laws; and

(iii) The transferee shall establish to the satisfaction of the Board of Directors that the proposed Transfer would not adversely affect the classification of the Company as a partnership for federal or state tax purposes, cause the Company to fail to qualify for any applicable regulatory safe harbor from treatment as a publicly traded partnership treated as a corporation under Section 7704 of the Code, or have a substantial adverse effect with respect to federal income taxes payable by the Company.

(c) Any Transfer that the Board of Directors reasonably determines may have a consequence described in Section 10.02(b) shall not be permitted.

10.03 Right of First Refusal.

(a) Grant. Subject to Sections 10.01 and 10.02, each holder of Common Units and vested Non-Voting Incentive Units hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all but not less than all of Transfer Units that such Member may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Proposed Transferee.

(b) Notice. Each holder of Common Units and vested Non-Voting Incentive Units proposing to make a Proposed Transfer must deliver a Transfer Notice to the Company and each Preferred Member not later than forty-five (45) days prior to the consummation of such Proposed Transfer. Such Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the Proposed Transferee. To exercise its Right of First Refusal under this Section 10.03, the Company must deliver a Company Notice to the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, within fifteen (15) days after delivery of the Transfer Notice. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a holder of Common Units or vested Non-Voting Incentive Units, as applicable, with the Company that contains a preexisting right of first refusal, the Company and the holder of Common Units or vested Non-Voting Incentive Units, as applicable, acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 10.03.

(c) Grant of Secondary Refusal Right to Preferred Members. Subject to Section 10.01 and 10.02, each holder of Common Units and vested Non-Voting Incentive Units hereby unconditionally and irrevocably grants to the Preferred Members a Secondary Refusal Right to purchase all or any portion of the Transfer Units not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 10.03. If the Company does not intend to exercise its Right of Refusal with respect to all Transfer Units subject to a Proposed Transfer, the Company must deliver a Secondary Notice to the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, and to each Preferred Member to that effect no later than fifteen (15) days after the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, delivers the Transfer Notice to the Company. To exercise its Secondary Refusal Right, a Preferred Member must deliver a Preferred Member Notice to the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d) Undersubscription of Transfer Units. If options to purchase have been exercised by the Company and the Preferred Members with respect to some but not all of the Transfer Units by the end of the 10-day period specified in the last sentence of Section 10.03(c)) (the “Preferred Member Notice Period”), then the Company shall, immediately after the expiration of the Preferred Member Notice Period, send written notice (the “Company Undersubscription Notice”) to those Preferred Members who fully exercised their Secondary Refusal Right within the Preferred Member Notice Period (the “Exercising Preferred Members”). Each Exercising Preferred Member shall, subject to the provisions of this Section 10.03(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Transfer Units on the terms and conditions set forth in the Transfer Notice. To exercise such option, an Exercising Preferred Member must deliver an Undersubscription Notice to the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, and the Company within ten (10) days after the expiration of the Preferred Member Notice Period. In the event there are two or more such Exercising Preferred Members that choose to exercise the last-mentioned option for a total number of remaining Units in excess of the number available, the remaining Units available for purchase under this Section 10.03(d) shall be allocated to such Exercising Preferred Members pro rata based on the number of Transfer Units such Exercising Preferred Members have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any Transfer Units that any such Exercising Preferred Member has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining Units are exercised in full by the Exercising Preferred Members, the Company shall immediately notify all of the Exercising Preferred Members and the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, of that fact.

(e) Sale to Proposed Transferee. Notwithstanding the foregoing, if the total number of Transfer Units that the Company and the Exercising Preferred Members have agreed to purchase in the Company Notice, the Preferred Member Notice and Undersubscription Notices is less than the total number of Transfer Units, then the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, shall be free to sell such number of Transfer Units not subscribed for by the Company and the Exercising Preferred Members to the Proposed Transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Transfer Notice, it being understood and agreed that (i) any such sale or transfer shall be subject to the other terms and restrictions of this Agreement, including, without limitation, the terms and restrictions set forth in Section 10.04; (ii) any future

Proposed Transfer by a holder of Common Units or vested Non-Voting Incentive Units, as applicable, shall remain subject to the terms and conditions of this Agreement, including this Section 10.03; and (iii) such sale shall be consummated within sixty (60) days after receipt of the Proposed Transfer Notice by the Company, and if such sale is not consummated within such sixty (60) day period, such sale shall again be subject to the Right of First Refusal and Right of Co-Sale on the terms set forth herein.

(f) Consideration; Closing. If the consideration proposed to be paid for the Transfer Units is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Preferred Member cannot for any reason pay for the Transfer Units in the same form of non-cash consideration, the Company or such Preferred Member may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Units by the Company and the Preferred Members shall take place, and all payments from the Company and the Preferred Members shall have been delivered to the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, by the later of (i) the date specified in the Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Transfer Notice.

10.04 Right of Co-Sale.

(a) Exercise of Right. If any Transfer Units subject to a Proposed Transfer are not purchased pursuant to Section 10.03 above (the “Available Units”) and thereafter are to be sold to a Proposed Transferee (subject to Section 10.01), each respective Preferred Member may elect to exercise its Right of Co-Sale and participate for an amount of consideration in respect of each such Preferred Member’s Units equal to the Co-Sale Per Unit Liquidation Value (as defined below) (on the terms and conditions (other than consideration) set forth in the Transfer Notice described above) and in accordance with this Section 10.04. Each Preferred Member who desires to exercise its Right of Co-Sale (each, a “Participating Preferred Member”) must give the selling holder of Available Units, written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Preferred Member shall be deemed to have effectively exercised the Right of Co-Sale.

(b) Units Includable. Each Participating Preferred Member may include in the Proposed Transfer all or any part of such Participating Preferred Member’s Units equal to the product obtained by multiplying (i) the aggregate number of Available Units subject to the Proposed Transfer (excluding Units purchased by the Company or the Participating Preferred Members pursuant to the Right of First Refusal or the Secondary Refusal Right) by (ii) a fraction, the numerator of which is the number of outstanding Units (not including Non-Voting Incentive Units) owned by such Participating Preferred Member immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Units (not including Non-Voting Incentive Units) owned, in the aggregate, by all Participating Preferred Members immediately prior to the consummation of the Proposed Transfer, plus the number of Available Units held by the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable. The “Co-Sale Per Unit Liquidation Value” for each Unit shall be equal to the amount that would be distributed with respect to such Unit if the Company sold its assets for their Fair Market Value (as determined in good faith by the Board of Directors, based on the Co-Sale Purchase Price, such Board determination to be final and binding), satisfied its liabilities and distributed the net proceeds to the holders of Units (including Non-Voting Incentive Units that are outstanding and vested as of the date of such determination) in liquidation of the Company. To the extent one or more of the Participating Preferred Members exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Available Units that the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, may sell in the Proposed Transfer shall be correspondingly reduced and the Proposed Transferee may alter the total purchase price of all Transfer Units based on the classes of Units that the Participating Preferred Members propose to sell by exercising such right of participation (the “Co-Sale Purchase Price”).

(c) Purchase Covenants. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 10.04 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 10.04. Neither the Transfer of Transfer Units by the selling holder of Common Units or vested Non-Voting Incentive Units, as applicable, nor the Transfer of Units by a Participating Preferred Member shall be effective, unless, contemporaneously with such Transfer, the Proposed Transferee executes a counterpart to this Agreement, thereby agreeing to be bound to all the terms and conditions of this Agreement. If any Proposed Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Preferred Member exercising its Right of Co-Sale hereunder, no holder of Common Units or vested Non-Voting Incentive Units, as applicable, may sell any Transfer Units to such Proposed Transferee or Transferees unless and until, simultaneously with such sale, such holder of Common Units or vested Non-Voting Incentive Units, as applicable, purchases all securities subject to the Right of Co-Sale from such Participating Preferred Member on the same terms and conditions (including the proposed purchase price) as set forth in the Transfer Notice.

(d) Additional Compliance. If any Proposed Transfer is not consummated within sixty (60) days after receipt of the Transfer Notice by the Company, the holder of Common Units or vested Non-Voting Incentive Units, as applicable, proposing the Proposed Transfer may not sell any Transfer Units unless they first comply in full with each provision of Section 10.03 and this Section 10.04. The exercise or election not to exercise any right by any Preferred Member hereunder shall not adversely affect its right to participate in any other sales of Transfer Units subject to this Section 10.04.

10.05 Effect of Failure to Comply with Right of First Refusal and Right of Co-Sale.

(a) Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Units not made in strict compliance with this Agreement).

(b) Violation of First Refusal Right. If any holder of Common Units or vested Non-Voting Incentive Units, as applicable, becomes obligated to sell any Transfer Units to the Company or any Preferred Member under this Agreement and fails to deliver such Transfer Units in accordance with the terms of this Agreement, the Company and/or such Preferred Member may, at its option, in addition to all other remedies it may have, send to such holder of Common Units or vested Non-Voting Incentive Units, as applicable, the purchase price for such Transfer Units as is herein specified and transfer to the name of the Company or such Preferred Member (or request that the Company effect such transfer in the name of a Preferred Member) on the Company’s books the Transfer Units to be sold.

(c) Violation of Co-Sale Right. If any holder of Common Units or vested Non-Voting Incentive Units, as applicable, purports to sell any Transfer Units in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Preferred Member who desires to exercise its Right of Co-Sale under Section 10.04 may, in addition to such remedies as may be available by law, in equity or hereunder, require such holder of Common Units or vested Non-Voting Incentive Units, as applicable, to purchase from such Preferred Member the type and number of Units that such Preferred Member would have been entitled to sell to the Proposed Transferee under Section 10.04 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 10.04. The sale will be made on the same terms and subject to the same conditions as would have applied had the holder of Common Units or vested Non-Voting Incentive Units, as applicable, not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Preferred Member learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 10.04. Such holder of Common Units or vested Non-Voting Incentive Units, as applicable, shall also reimburse each Preferred Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Member’s rights under Section 10.04.

10.06 Drag-Along Right.

(a) Definitions. A “Sale of the Company” shall mean either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, that is or are not Affiliated with the Company, acquires from the Members Units representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Unit Sale”); or (b) a transaction that qualifies as a Change of Control.

(b) Actions to be Taken. In the event that (A) the Requisite Preferred Holders (the “Selling Investors”), and (B) the Board of Directors approve a Sale of the Company in writing, specifying that this Section 10.06 shall apply to such transaction, then each Member hereby agrees:

(i) if such transaction requires Member approval, with respect to all Units that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Sale of the Company (together with any related amendment to this Agreement required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii) if such transaction is a Unit Sale, to sell the same proportion of Units beneficially held by such Member as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Units, and, except as permitted in Section 10.06(c) below, on the same terms and conditions as the Selling Investors;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 10.06, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, and any similar or related documents;

(iv) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by such party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(vi) if the consideration to be paid in exchange for the Units pursuant to this Section 10.06 includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Units which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Units.

(c) Exceptions. Notwithstanding the forgoing, a Member will not be required to comply with Section 10.06(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i) any representations and warranties to be made by such Member in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Units, including but not limited to representations and warranties that (A) the Member holds all right, title and interest in and to the Units such Member purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Member have been duly executed by the Member and delivered to the acquirer and are enforceable against the Member in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(ii) the Member shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than for the inaccuracy of any representation or warranty made by the Company in connection with the Proposed Sale (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members);

(iii) the liability for indemnification, if any, of such Member in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company), and is pro rata in proportion to the amount of consideration paid to such Member in connection with such Proposed Sale (in accordance with the provisions of this Agreement related to the allocation of the escrow);

(iv) the liability for indemnification shall be limited to such Member’s pro rata share (determined based on the respective proceeds payable to each Member in connection with such Proposed Sale in accordance with the provisions of this Agreement) of a negotiated aggregate indemnification amount that applies equally to all Members but that in no event exceeds the amount of consideration actually paid to such Member in connection with such Proposed Sale, except with respect to claims of fraud by such Member, the liability for which need not be limited as to such Member;

(v) upon the consummation of the Proposed Sale: (A) except as provided in Section 10.06(b)(vi), each holder of each class or series of Units will receive the same form of consideration for their Units of such class or series as is received by other holders in respect of their Units of such same class or series of Units; and (B) unless the Requisite Preferred Holders and the Series B Vote elect to receive a lesser amount by written notice given to the Company at least five (5) days prior to the effective date of any such Proposed Sale, the aggregate consideration receivable by all holders of Units shall be allocated among the holders of Preferred Units, Common Units and Non-

Voting Incentive Units in accordance with Section 8.01 of this Agreement as if such consideration were distributed to the Members pursuant thereto; except as provided in Section 10.06(b)(vi), subject to clause (v) above, requiring the same form of consideration to be available to the holders of any single class or series of Units, if any holders of any Units are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such Units will be given the same option; and

(vi) no Member who is not an employee of the Company shall be required to agree to any covenant not to compete with or covenant not to solicit or hire customers, employees or suppliers of any party to the Proposed Sale.

(d) Restrictions on Sales of Control of the Company. No Member shall be a party to any Unit Sale unless (i) approved by the Requisite Preferred Holders and (ii) all holders of Preferred Units are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in Section 8.01 (as if such transaction were a Capital Transaction and such consideration were distributed to the Members pursuant thereto), unless the Requisite Preferred Holders and the Series B Vote elect otherwise by written notice given to the Company at least five (5) days prior to the effective date of any such transaction or series of related transactions.

(e) Irrevocable Proxy and Power of Attorney. As security for the performance of each Member’s obligations in connection with such Sale of the Company, after the approval of the Board of Directors and the holders of Preferred Units has been obtained pursuant to Section 10.06(b) above, each Member hereby grants to the Company, with full power of substitution and resubstitution, an irrevocable proxy to vote all Units at all meetings of the Members held or taken after the date of this Agreement with respect to a Sale of the Company or to execute any written consent in lieu thereof, and hereby irrevocably appoints the Company, with full power of substitution and resubstitution, as such Member’s attorney-in-fact with authority to sign any documents with respect to any such vote or any actions by written consent of the Members taken after the date of this Agreement with respect to such Sale of the Company. This proxy shall be deemed to be coupled with an interest and shall be irrevocable. This proxy shall terminate upon the consummation of, or termination of, negotiations with respect to, the applicable Sale of the Company.

10.07 Preemptive Rights. Subject to the terms and conditions of this Section 10.07 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Preferred Member. A Preferred Member shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each such Preferred Member, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities, including a summary of the rights and privileges of such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each such Preferred Member may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Capital Units then held by such Preferred Member bears to the total number of Capital Units then held by all Members. At the expiration of such twenty (20) day period, the Company shall promptly notify each Preferred Member that elects to purchase or acquire all the units available to it (each, a “Fully Exercising Preferred Member”) of any other Member’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Preferred Member may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of units specified above, up to that portion of the New Securities for which Preferred Members were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Capital Units then held, by such Fully Exercising Preferred Member bears to the Capital Units then held, by all Fully Exercising Preferred Members who wish to purchase such unsubscribed Capital Units. The closing of any sale pursuant to this Section 10.07(b) shall occur within the later of one hundred twenty (120) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.07(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 10.07(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 10.07(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Preferred Members in accordance with this Section 10.07.

(d) The covenants set forth in Sections 10.03, 10.04, 10.06 and 10.07 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or (ii) upon a Change of Control, whichever event occurs first.

10.08 Substitution of Members. A transferee of a Unit shall have the right to become a substitute Member only with the consent of the Board of Directors. The admission of a substitute Member shall not result in the release of the Member who assigned the Unit from any liability that such Member may have to the Company.

10.09 Conversion to Corporation and Registration Rights.

(a) The Members acknowledge that the Company may need to convert into a corporation organized under the DGCL at some future date in connection with preparation for an IPO or in order to facilitate a financing or for tax purposes or for some other reason. Whether the Company is directly converted into a corporation or indirectly converted into a corporation pursuant to any other type of merger or reorganization, any conversion of the Company into a corporation must be approved by (i) the Board of Directors, (ii) the Requisite Preferred Holders and (iii) the Series B Vote. If the conversion into a corporation is approved in accordance with the preceding sentence or in connection with the consummation of an IPO pursuant to which the offering price per share is equal to at least three (3) times the Series B Original Issue Price (subject to adjustments for unit splits, combinations and similar events) with gross proceeds to the Company of at least $35,000,000 (a “QPO”), all Members will take appropriate steps to implement a corporate conversion of the Company, whether pursuant to conversion, merger or reorganization of the Company (“Corporate Conversion”) which may include, as an example, contribution of their Units to a newly formed corporation or distribution of a subsidiary of the Company that owns all material assets of the Company and its subsidiaries to the Members in liquidation of the Company (in each case, such surviving entity, “Holdings”) on terms that preserve and reflect the substantive economic rights of their Units; provided that if such Units are entitled to distributions under Sections 8.01(b)(i), 8.01(b)(ii), 8.01(b)(iii), 8.01(b)(iv), and/or 8.01(b)(v) then, following the consummation of such IPO, such Unit (or security in Holdings) shall be converted to common equity of Holdings and only be entitled to the equivalent of economic rights under Section 8.01(b)(vi) (determined taking into account the application of any Strike Price under Section 8.01(c) in respect of Non-Voting Incentive Units); provided that, notwithstanding the foregoing, the Board of Directors shall have discretion to modify the economic rights associated with any shares issued to holders of Non-Voting Incentive Units to preserve the status of such units as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43. For the avoidance of doubt, it is the intention of the parties that any shares or the number of shares in Holdings to be received pursuant to this Section 10.09 will afford to the party receiving the same economic interest, rights, benefits and obligations as were associated with the Units held by such party immediately prior to such reorganization, both generally and relative to the holders of other shares of Holdings (but subject to the terms hereof, including the proviso in the immediately preceding sentence). In addition, the consent to any conversion transaction pursuant to the terms of this Section 10.09 shall be conclusive and binding on all Members, and the Members hereby waive any dissenters’ or appraisal rights that they may have pursuant to the Act, and agree to take any actions necessary (including voting Units) in order to facilitate and effect such conversion transaction. The Company and the Members agree to use commercially reasonable efforts to effect such Corporate Conversion in a manner intended to be tax-free for the holders of the Units to the extent permitted by any applicable law.

(b) Promptly following a Corporate Conversion, the Company shall enter into the Registration Rights Agreement attached hereto as Exhibit A with the Preferred Members at such time.

(c) In connection with a Corporate Conversion, each Member hereby agrees, if requested by the Company and such transaction requires Member approval, with respect to all Units that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Corporate Conversion and any related documents (including any documents required to effect the reorganization of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Conversion.

10.10 Lock-Up.

(a) Each Member hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the initial public offering by the Company (or its successor) (the “IPO”), and ending on the date specified by the Company (or its successor) and the managing underwriter (such period not to exceed one hundred eighty (180) days plus up to an additional 18 days to the extent necessary to comply with applicable regulatory requirements following the IPO), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (or its successor) held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such equity securities of the Company (or its successor), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company (or its successor), in cash, or otherwise. The foregoing provisions of this Section 10.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Members only if all officers and directors are subject to the same restrictions and the Company (or its successor) obtains a similar agreement from all stockholders individually owning one percent (1%) or more of the equity securities of the Company (or its successor). The underwriters in connection with the IPO are intended third party beneficiaries of this Section 10.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 10.10 or that are necessary to give further effect thereto. If any of the obligations described in this Section 10.10 are waived or terminated with respect to any of the securities of any such Member, officer, director or greater than one-percent stockholder (in any such case, the “Released Securities”), the foregoing provisions shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Member as the percentage of Released Securities represent with respect to the securities held by the applicable Member, officer, director or greater than one-percent stockholder.

(b) In order to enforce the covenant in Section 10.10(a) above, the Company may impose stop-transfer instructions with respect to the equity securities of each Member (and transferees and assignees thereof) until the end of such restricted period.

ARTICLE XI

DISSOLUTION, LIQUIDATION, AND TERMINATION; INCORPORATION

11.01 Dissolution. The Company shall be dissolved upon (i) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act or (ii) the decision of the Board of Directors and a Majority Interest.

11.02 Liquidating Distributions. In settling accounts upon dissolution, winding up and liquidation of the Company, the assets of the Company shall be applied and distributed as expeditiously as possible in the following order:

(a) To pay (or make reasonable provision for the payment of) all creditors of the Company, including, to the extent permitted by law, Members or other Affiliates that are creditors, in satisfaction of liabilities of the Company in the order of priority provided by law, including expenses relating to the dissolution and winding up of the Company, discharging liabilities of the Company, distributing the assets of the Company and terminating the Company as a limited liability company in accordance with this Agreement and the Act);

(b) To the Members in accordance with Section 8.02; and

(c) To the Members in accordance with Section 8.01(b), subject to the other provisions of ARTICLE VIII and Section 13.01.

11.03 Allocation of Sale Proceeds.

(a) Notwithstanding anything to the contrary contained herein, net proceeds paid or deemed paid in connection with a Sale Event (which shall include the aggregate consideration payable to holders of Units of the Company or received by the Company in connection with any Change of Control), after the full payment to any creditors of the Company and the establishment of reasonable reserves for contingent liabilities of the Company, to the extent required by law or in the Board of Director’s reasonable discretion, shall be allocated and distributed among the Members by treating such proceeds as distributions under Section 8.01(b) hereof, subject to the other provisions of ARTICLE VIII and Section 13.01. For purposes hereof, a “Sale Event” shall mean a Change of Control.

(b) To the extent that the proceeds from a Sale Event are in a form other than cash, such non-cash proceeds shall be, in the Board of Director’s discretion, either (i) reduced to cash or some other easily divisible and reasonably liquid asset for subsequent distribution among the Members in the order provided in Section 8.01(b) or (ii) distributed in-kind among the Members in the order provided in Section 8.01(b), in each case subject to the other provisions of ARTICLE VIII and Section 13.01. To the extent that non-cash proceeds from a Sale Event are not reduced to cash or other liquid asset and are distributed in-kind to the Members, distributions under Section 8.01(b) shall be made in a manner such that all Members receive their pro rata share of the cash proceeds from such transaction and each class or type of non-cash proceeds (unless otherwise agreed to by the Members). The value of such non-cash proceeds shall be equal to the Fair Market Value of the non-cash proceeds at the time of the distribution as determined in good faith by the Board of Directors.

(c) To the extent any proceeds of a Sale Event are set aside as a reserve against contingent liabilities and are not used to satisfy such liabilities and are subsequently distributed, such unused proceeds shall be distributed to the Members in the order provided in Section 8.01(b), subject to the other provisions of ARTICLE VIII and Section 13.01, as if such amounts had been distributed immediately following the receipt of the proceeds of the Sale Event and no such reserves had been established, but taking into account all other distributions made prior to or contemporaneously with such distribution of unused reserves.

(d) To the extent that any portion of the consideration payable to the Members of the Company in any Sale Event is payable only upon satisfaction of contingencies (the

“Additional Consideration”), the agreement governing such Sale Event shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the participating Members by treating such proceeds as distributions under Section 8.01(b) hereof and shall take into account any amounts previously distributed pursuant to Section 8.01(b), as if the Initial Consideration were the only consideration payable in connection with such Sale Event; and (ii) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the participating Members by treating such proceeds as distributions under Section 8.01(b) hereof after taking into account the previous payment of the Initial Consideration as part of the same transaction and any other amounts previously distributed pursuant to Section 8.01(b), in each case subject to the other provisions of ARTICLE VIII and Section 13.01. For the purposes of this Section 11.03(d), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Sale Event shall be deemed to be Additional Consideration.

11.04 Orderly Winding Up. Notwithstanding anything herein to the contrary, upon winding up and liquidation, if required to maximize the proceeds of liquidation, the Members may, upon approval of the Requisite Preferred Holders, transfer the assets of the Company to a liquidating trust or trustees.

ARTICLE XII

DEFINITIONS

12.01 Terms Defined Elsewhere in the Agreement. For purposes of this Agreement, the following terms have the meaning set forth in the Section indicated:

Term	Section

Act	Recitals

Additional Consideration	11.03(d)

Additional Units	12.02

Affiliate	12.02

Agreement	Preamble

Available Units	10.04(a)

Bad Actor Disqualification Event	2.14

Baupost Director	3.02

Board of Directors	3.01

Capital Account	12.02

Capital Contribution	12.02

Capital Transaction	12.02

Capital Transaction Proceeds	12.02

Capital Units	2.10(a)

Certificate	1.01

CEO	3.02(b)(iii)

CEO Director	3.02(b)(iii)

Change of Control	12.02

Code	12.02

Common Units	2.10(a)

Company	Preamble

Company Distributions	12.02

Company Notice	12.02

Company Undersubscription Notice	10.03(d)

Confidential Information	12.02

Control	12.02

Corporate Conversion	10.09(a)

Co-Sale Per Unit Liquidation Value	10.04(b)

Co-Sale Purchase Price	10.04(b)

Covered Persons	3.11(b)

Designated Affiliate	12.02

Designated Affiliate License Agreements	12.02

Designated Affiliate Sale	8.01(d)

DGCL	5.01

Director	12.02

Economic Capital Account	12.02

Exercising Preferred Members	10.03(d)

Expenses	5.06(b)

Fair Market Value	12.02

Fiscal Year	1.04

Fully Exercising Preferred Member	10.07(b)

F2	3.02(b)(ii)

Holding	10.09(a)

Imputed Underpayment Amount	13.01(b)

Indemnified Person	5.06(a)

Initial Consideration	11.03(d)

IPO	10.10

Investor Business Opportunity	3.11(b)

Majority Interest	2.03(a)

Member	Preamble

New Securities	12.02

Non-Voting Incentive Units	2.10(a)

OIF	3.02(b)(i)

Offer Notice	10.07(a)

Officer	4.01

Other Indemnitors	5.02

Participating Preferred Member	10.04(a)

Partnership Representative	3.03(a)(viii)

Permitted Transfer	10.01(a)

Permitted Transferee	10.01(a)

Person	12.02

Preferred Director	3.02(b)(iii)

Preferred Member	12.02

Preferred Member Notice	12.02

Preferred Member Notice Period	10.03(d)

Preferred Units	2.10(a)

Preferred Unit Preference Amount	12.02

President	4.01

Prior Agreement	Recitals

Proceeding	5.06(c)

Proceeds Available for Distribution	12.02

Prohibited Transfer	10.05(c)

Proposed Sale	10.06(c)

Proposed Transfer	12.02

Proposed Transfer Notice	12.02

Proposed Transferee	12.02

Purchase Agreement	12.02

QPO	10.09

Original Issue Date	12.02

Released Securities	10.10

Required Reserve	12.02

Requisite Preferred Holders	12.02

Revised Audit Procedures	12.02

Right of Co-Sale	12.02

Right of First Refusal	12.02

Rule 506(d) Related Party	12.02

Sale Event	11.03(a)

Sale of the Company	10.06(a)

Secondary Notice	12.02

Secondary Refusal Right	12.02

Secretary	4.01

Securities Act	2.02

Selling Investors Series Seed Preferred Units	10.06(b) 2.10(a)

Series A Preferred Units	2.10(a)

Series A Preferred Director	3.02

Series B Accrued Dividend	12.02

Series B Preferred Units	2.10(a)

Series B Original Issue Price	12.02

Series B Vote	12.02

Series A1 Accrued Dividend	12.02

Series Seed Accrued Dividend	12.02

Series A1 Original Issue Price	12.02

Series Seed Original Issue Price	12.02

Strike Price	2.10(e)

Target Balance	12.02

Tax Distribution	8.02

Tax Liability	8.02

Tax Matters Partner	3.03(a)(viii)

Tax Rate	8.02

Transfer	10.02(a)

Transferring Member	12.02

Transfer Notice	12.02

Transfer Units	12.02

Treasurer	4.01

Treasury Regulation	12.02

Unit Certificate	2.10(g)

Unit Sale	10.06(a)

Units	2.10(a)

Units Deemed Outstanding	12.02

Unpaid Preferred Cap	12.02

Unpaid Preferred Unit Preference Amount	12.02

Withholding Payment	13.01(a)

12.02 Other Definitions. For purposes of this Agreement the following terms have the following meanings:

“Additional Units” shall mean all Capital Units issued, deemed to be issued by the Company after the date hereof, other than Exempted Securities.

“Adjustment Price” shall initially be equal to $0.25 for the Series Seed Preferred Units, $1.00 for the Series A1 Preferred Units, and $1.56 for the Series B Preferred Unit, each subject to adjustment as provided in Section 2.11.

“Adjustment Ratio” shall equal the Series Seed Original Issue Price, Series A1 Original Issue Price, and Series B Preferred Stock as applicable, divided by the applicable Adjustment Price.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified, including without limitation any general partner, limited partner, member, managing member, manager, employee, officer or director of such Person and any venture capital or other investment fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person.

“Capital Account” means the capital account maintained by the Company for each Member as described in Section 6.02.

“Capital Contribution” means, for any Member, all cash and the agreed fair market value of the property contributed by the Member to the Company.

“Capital Transaction” means any dissolution, winding up or liquidation of the Company or any subsidiary or any sale or other disposition of all or substantially all of the assets of the Company or any subsidiary in a single transaction or an integrated series of transactions entered into with the intent of disposing of all or substantially all of the assets of the Company or any subsidiary, including by way of merger or consolidation of the Company with or into any other entity.

“Capital Transaction Proceeds” means the net amounts received resulting from any Capital Transactions after deducting (a) all costs and expenses of the Company directly related to the Capital Transaction, (b) the amount (if any) to discharge all debts and obligations of the Company required to be paid as a result of the Capital Transaction, and (c) any reasonable reserves that are required for the fixed, contingent or future liabilities or obligations of the Company.

“Change of Control” means (i) a merger or consolidation with a Person or Persons in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues equity ownership interests pursuant to such merger or consolidation, except any such merger or consolidation in which the equity ownership interests of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity ownership of the surviving or resulting entity (or the ultimate parent entity of such surviving or resulting entity) or (ii) (1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Distributions” means Proceeds Available for Distribution and distributed Capital Transaction Proceeds.

“Company Notice” means written notice from the Company notifying the selling Member that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Units with respect to any Proposed Member Transfer.

“Confidential Information” means all documents and information, whether written or oral (including, without limitation, confidential and proprietary information with respect to customers, sales, marketing, production, costs, business operations and assets), of the Company.

“Control” of a Person means the possession, direct or indirect, of the power to vote in excess of 50% of the voting power of such Person, to appoint the majority of the managers, general partners or the equivalent of such Person, or to direct or cause the direction of the management and policies of such Person (e.g., as managing member or in a similar capacity but not including an advisory or management agreement (in the case of a managed account)).

“Director” means a member of the Company’s Board of Directors.

“Economic Capital Account” means, with respect to any Member, such Member’s Capital Account balance as of the date of determination, after crediting to such Capital Account any amounts that the Member is deemed obligated to restore under Treasury Regulations Section 1.704-2.

“Exempted Securities” shall mean: (i) Non-Voting Incentive Units issued pursuant to an employee unit or option plan approved by the Board of Directors; or (ii) Units issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors (including at least two (2) Preferred Directors).

“Fair Market Value” means, with respect to any asset, as of the date of determination, the cash price (as determined in the reasonable discretion of the Board of Directors) at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arm’s-length negotiated transaction with an unaffiliated third party without time constraints.

“Lead Directors” means the Baupost Director, the F2 Director and the OIF Director.

“Member” means any holder of Units of the Company.

“New Securities” means any equity securities (or securities exercisable for or convertible into equity securities) of any kind or class issued by the Company after the date hereof, including Preferred Units; provided, however, that none of the following shall constitute New Securities for any purpose hereunder: (i) Non-Voting Incentive Units; (ii) Preferred Units issued pursuant to the Purchase Agreement; or (iii) Exempted Securities.

“Original Issue Date” shall mean (i) for the Series Seed Preferred Units, October 17, 2016, (ii) for the Series A1 Preferred Units, April 28, 2017, and (iii) for the Series B Preferred Units, October 4, 2019.

“Percentage Interest” of each Member at any time shall mean (i) the sum of (A) the number of Preferred Units held by such Member multiplied by the applicable Adjustment Ratio in effect at such time, (B) the number of Common Units held by such Member at such time, and (C) the number of Non-Voting Incentive Units held by such Member at such time (other than Non-Voting Incentive Units that are unvested at such time) divided by (ii) the sum of (A) the number of Preferred Units then outstanding multiplied by the applicable Adjustment Ratio in effect at such time, (B) the number of Common Units then outstanding at such time, and (C) the number of Non-Voting Incentive Units held by such Member at such time (other than Non-Voting Incentive Units that are unvested at such time).

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Preferred Member” means any Member holding Preferred Units.

“Preferred Member Notice” means written notice from a Preferred Member notifying the Company and the selling Member that such Preferred Member intends to exercise its Secondary Refusal Right as to a portion of the Transfer Units with respect to any Proposed Transfer.

“Preferred Unit Preference Amount” means, (i) in respect of each Series Seed Preferred Unit, the sum of (a) the Series Seed Original Issue Price plus (b) the Series Seed Accrued Dividend plus (c) any other dividends declared but unpaid thereon, (ii) in respect of each Series A1 Preferred Unit, the sum of (a) the Series A1 Original Issue Price plus (b) the Series A1 Accrued Dividend plus (c) any other dividends declared but unpaid thereon, and (iii) in respect of each Series B Preferred Unit, the sum of (a) the Series B Original Issue Price plus (b) the Series B Accrued Dividends plus (c) any other dividends declared but unpaid thereon.

“Proceeds Available for Distribution” means all cash amounts received (excluding proceeds from Capital Contributions and Capital Transaction Proceeds) after deduction for payments of operating expenses, other cash expenditures, and any amounts set aside for the restoration, increase or creation of reasonable reserves.

“Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Units (or any interest therein) proposed by any of the Members holding Common Units.

“Proposed Transfer Notice” means written notice from a Member holding Common Units setting forth the terms and conditions of a Proposed Transfer.

“Proposed Transferee” means the prospective purchaser or transferee of the Transfer Units.

“Purchase Agreement” means the Series B Preferred Unit Purchase Agreement, by and among the Company and certain Members party thereto, dated as of the date hereof, as may be amended from time to time.

“Requisite Preferred Holders” means the Members holding at least sixty-five (65%) of the outstanding Preferred Units, voting together as a single class.

“Revised Audit Procedures” means the partnership audit rules enacted under Section 1101 of the Bipartisan Budget Act of 2015 and any analogous state or local law.

“Right of Co-Sale” means the right, but not an obligation, of a Preferred Member to participate in a Proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

“Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Units with respect to a Proposed Transfer pursuant to Section 10.03, on the terms and conditions specified in the Transfer Notice.

“Rule 506(d) Related Party” means a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

“Secondary Notice” means written notice from the Company notifying the Preferred Members and the selling Member that the Company does not intend to exercise its Right of First Refusal as to all Transfer Units with respect to any Proposed Transfer.

“Secondary Refusal Right” means the right, but not an obligation, of each Preferred Member to purchase up to its pro rata portion of any Transfer Units not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

“Series A1 Accrued Dividend” means, from and after the Original Issue Date of the Series A1 Preferred Units, a cumulative, non-compounding dividend accruing at the rate per annum of 6% of the Unpaid Series A1 Original Issue Price per Series A1 Preferred Unit, subject to appropriate adjustment in the event of any Unit splits, combination or other recapitalization or reclassification; provided, however, that such divided shall only accrue until such time as the Unpaid Preferred Unit Preference Amount for such Preferred Unit has been reduced to zero. “Unpaid Series A1 Original Issue Price” shall mean the Series A1 Original Issue Price reduced by all payments made with respect to each Series A1 Preferred Unit pursuant to Section 8.01(b)(ii) other than payments of Series A1 Accrued Dividends.

“Series A1 Original Issue Price” means $1.00.

“Series B Accrued Dividend” means, from and after the Original Issue Date of the Series B Preferred Units, a cumulative, non-compounding dividend accruing at the rate per annum of 6% of the Unpaid Series B Original Issue Price per Series B Preferred Unit, subject to appropriate adjustment in the event of any Unit splits, combination or other recapitalization or reclassification; provided, however, that such divided shall only accrue until such time as the Unpaid Preferred Unit Preference Amount for such Preferred Unit has been reduced to zero. “Unpaid Series B Original Issue Price” shall mean the Series B Original Issue Price reduced by all payments made with respect to each Series B Preferred Unit pursuant to Section 8.01(b)(i) other than payments of Series B Accrued Dividends.

“Series B Original Issue Price” means $1.56.

“Series B Vote” means Members holding at least a majority of the outstanding Series B Preferred Units

“Series Seed Accrued Dividend” means, from and after the Original Issue Date of the Series Seed Preferred Units, a cumulative, non-compounding dividend accruing at the rate per annum of 6% of the Unpaid Series Seed Original Issue Price per Series Seed Preferred Unit, subject to appropriate adjustment in the event of any Unit splits, combination or other recapitalization or reclassification; provided, however, that such divided shall only accrue until such time as the Unpaid Preferred Unit Preference Amount for such Preferred Unit has been reduced to zero. “Unpaid Series Seed Original Issue Price” shall mean the Series Seed Original Issue Price reduced by all payments made with respect to each Series Seed Preferred Unit pursuant to Section 8.01(b)(ii) other than payments of Series Seed Accrued Dividends.

“Series Seed Original Issue Price” means $0.25.

“Target Balance” means, with respect to any Member as of the close of any period for which allocations are made under ARTICLE VII, the amount such Member would receive (or be required to contribute) in a hypothetical liquidation of the Company as of the close of such period, assuming for purposes of any hypothetical liquidation (i) a sale of all of the assets of the Company at prices equal to their then book values (as maintained by the Company for purposes of, and as maintained pursuant to, the capital account maintenance provisions of Treasury Regulations Sections 1.704-1(b)(2)(iv)), and (ii) the distribution of the net proceeds thereof to the Members pursuant to the provisions of Section 8.01 (after the payment of all actual Company indebtedness, and any other liabilities related to the Company’s assets, limited, in the case of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities) treating all outstanding unvested Non-Voting Incentive Units as vested Non-Voting Incentive Units in compliance with the requirements of Section 4.01 of IRS Revenue Procedure 2001-43.

“Transferring Member” means a Member that proposes to transfer units.

“Transfer Notice” written notice that the Transferring Member gives of a proposed Transfer.

“Transfer Units” means Common Units or vested Non-Voting Incentive Units, as applicable, owned by a Member, or issued to a Member after the date hereof (including, without limitation, in connection with any unit split, recapitalization, reorganization, or the like).

“Treasury Regulation” means a regulation issued by the United States Department of the Treasury and relating to a matter arising under the Code.

“Units Deemed Outstanding” shall mean, at any time, the sum of (a) the number of Series Seed Preferred Units outstanding at such time multiplied by the Adjustment Ratio applicable to the Series Seed Preferred Units then in effect, (b) the number of Series A1 Preferred Units outstanding at such time multiplied by the Adjustment Ratio applicable to the Series A1 Preferred Units then in effect, (c) the number of Series B Preferred Units outstanding at such time multiplied by the Adjustment Ratio applicable to the Series B Preferred Units then in effect, and (d) all other Units then outstanding (including Non-Voting Incentive Units, whether or not vested).

“Unpaid Preferred Unit Preference Amount” means, with respect to a Preferred Unit at a particular time of determination, the excess of (i) the Preferred Unit Preference Amount for such Preferred Unit, reduced, but not below zero dollars ($0), by (ii) the aggregate amount of distributions made with respect to such Preferred Unit pursuant to Section 8.01(b)(i) or 8.01(b)(ii) as applicable.

ARTICLE XIII

GENERAL PROVISIONS

13.01 Offset and Withholding.

(a) The Company shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the Company to withhold from a distribution or make payments to any governmental authority with respect to any foreign, federal, state or local tax liability of such Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). Any Withholding Payment made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement to the extent that such Withholding Payment is attributable to the tax status of such Member. Any other Withholding Payment attributable to the tax status of a Member and that is not reimbursed by such Member within thirty (30) days following notice by the Company to such Member of such Withholding Payment will be deemed to be a recourse loan by the Company to the relevant Member. The amount of Withholding Payment treated as a loan, plus interest thereon from the date of each such Withholding Payment until such amount is repaid to the Company at an interest rate of six percent (6%) per annum, shall be repaid to the Company upon demand by the Company and may be repaid by the relevant Member at any time; provided, however, that in the Board of Directors’ sole discretion, any such amount may be repaid by deduction from any distributions payable to such Member pursuant to this Agreement (with such deduction treated as an amount distributed to the Member) as determined by the Board of Directors in its sole discretion.

(b) Any imputed underpayment within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”), shall be treated as if it were paid by the Company as a Withholding Payment with respect to the appropriate Members. The Board of Directors shall reasonably determine the portion of an Imputed Underpayment Amount attributable to each Member or former Member. The portion of the Imputed Underpayment Amount that the Board of Directors attributes to a Member shall be treated as a Withholding Payment with respect to such Member. The portion of the Imputed Underpayment Amount that the Board of Directors attributes to a former Member of the Company shall be treated as a Withholding Payment with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Board of Directors may in its discretion exercise the Company’s rights pursuant to this Section 13.01(b) in respect of either or both of the former Member and its transferee or assignee. Imputed Underpayment Amounts treated as Withholding Payments also shall include any imputed underpayment within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or agreement. The Company shall use commercially reasonable efforts to obtain reductions in any Imputed Underpayment Amount imposed on the Company pursuant to Section 6232 of the Code or the amounts “pushed out” to the Members pursuant to the Section 6226 of the Code (and any related interest, penalties or other additions to tax) in light of the Members’ (and/or their direct and indirect members’, shareholders’, partners’, beneficiaries’, and other beneficial owners’) tax status or actions, and allocate any such reduction in an Imputed Underpayment Amount or amounts “pushed out” to the applicable Member; provided that, the Company may, but is not obligated to, make such a “push out” election pursuant to Code Section 6226. The Company shall cooperate, and cause the Partnership Representative to cooperate, as reasonably requested by any Member in connection with any tax audit or proceeding of the Company or any of its subsidiaries in obtaining any available reductions in tax liability for the requesting Member or its direct or indirect beneficial owners.

13.02 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of a facsimile transmission by the recipient. Such notices, requests and consents shall be given (x) to the Members at the addresses set forth on the records of the Company or such other address as may be specified by notice to the Board of Directors, and (y) to the Company or the Board of Directors at the address of the principal office of Company. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

13.03 Entire Agreement. This Agreement (together with any management rights letter by and between the Company and any Member, with respect to the applicable Member only) constitutes the entire agreement of the Members and the Company relating to the subject matter of this Agreement and supersedes all prior contracts or agreements among the Members relating to the subject matter of this Agreement, whether oral or written.

13.04 Amendment or Modification. Except as otherwise set forth herein, this Agreement and the Certificate may be modified or amended (or compliance with any provision hereof or thereof waived) by an instrument in writing signed by (a) the Company and (b) the Majority Interest; however, no such amendment may, without the consent of each affected Member, require any Member to make contributions to the Company or make the Member liable for any debts or obligations of the Company. No amendment or waiver that by its terms has an adverse effect on the rights and obligations of any Member (or any class of Members) that by its terms is disproportionate to the effect on other Members (or other classes of Members) may be made without the affirmative vote or written consent of the disproportionately affected Member or Members (taking into account any side agreements with any Member) holding at least (i) if the disproportionately affected class of Units are Common Units, a majority of the Common Units (if any are outstanding at such time) or, (ii) if the disproportionately affected class of Units are Preferred Units or any class or series of Preferred Units, at least a majority of the Preferred Units or such class or series, as applicable. For the avoidance of doubt, and without limitation of the foregoing, any amendment that alters or changes the rights of a Member or class of Members to designate or approve a director or member of a committee (including the rights of the holders of the Preferred Units under Section 3.02(b)(i), Section 3.02(b)(ii), Section 3.02(b)(iii) and Section 3.02(e) or alters or changes the powers, preferences (including liquidation preferences), or special rights of the Units of such class or of such Member so as to affect them adversely shall be deemed to disproportionately affect such Member or Members, as applicable.

13.05 Binding Effect. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of each of the Members and their respective heirs, legal representatives, successors and assigns.

13.06 Governing Law; Severability. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles. In the event of a conflict between the provisions of this Agreement and any provision of the Certificate or the Act, the applicable provision of this Agreement shall control, to the extent permitted by law. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision shall be enforced to the fullest extent permitted by law.

13.07 Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

13.08 Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Agreement as of the date set forth above.

COMPANY:

CULLINAN ONCOLOGY, LLC

/s/ Owen Hughes
Name:	Owen Hughes
Title:	President and Chief Executive Officer

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

/s/ Ansbert Gadicke
[signature]

Ansbert Gadicke

[print name of signatory]

on behalf of

MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

in its capacity as general partner of

MPM ONCOLOGY IMPACT MANAGEMENT LP

in its capacity as general partner of

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

in its capacity as general partner of

UBS ONCOLOGY IMPACT FUND L.P.

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

SIGNED for and on behalf of
Globeways Holdings Limited acting by its duly authorised officers:

/s/ Morana Jovan-Embiricos

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

F2 Bioscience I 2017 Limited

By:	/s/ Rachel Higham
Name:	Rachel Higham
Title:	Corporate Director, Cellar Limited

By:	/s/ Ivan Bedford
Name:	Ivan Bedford
Title:	Corporate Director, Clambake Limited

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

F2 Vision Scs

By: F2 Vision Management, its general partner

By:	/s/ A. Renard
Name: A. Renard
Title: Manager

By:	/s/ C. Francois
Name: C. Francois
Title: Manager

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

F2 TPO INVESTMENTS LLC

Acting by its Manger Globeways Holdings II Limited

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

F2 MG LIMITED

By:	/s/ Rachel Higham

Name:	Rachel Higham
Title:	Director, Cellar Limited

By:	/s/ Ivan Bedford

Name:	Ivan Bedford
Title:	Director, Clambake Limited

[Signature Page to Second A&R Limited Liability Company Agreement]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date set forth above.

MEMBER:

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

[Signature Page to Second A&R Limited Liability Company Agreement]

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

[Signature Page to Second A&R Limited Liability Company Agreement]

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
Name: Gregory A. Ciongoli
Title: Partner

[Signature Page to Second A&R Limited Liability Company Agreement]

AMENDMENT NO. 1

TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 1 (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of Cullinan Oncology, LLC, a Delaware limited liability company (the “Company”), dated as of October 4, 2019, is made as of December 19, 2019 by and among the Company and the Persons identified as the Members on the signature pages attached hereto.

RECITALS

WHEREAS, the Company and the Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of the Company, dated as of October 4, 2019, by and among the Persons identified as the Members on Schedule A attached thereto;

WHEREAS, Section 13.04 of the Agreement provides that any term of the Agreement may be modified or amended (or compliance with any provision thereof waived) by an instrument in writing signed by the Company and the Majority Interest (as defined in the Agreement);

WHEREAS, Section 3.04(a)(ii) of the Agreement provides that the Company shall not amend, alter, or repeal any provision of the Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Preferred Units without the consent of the Requisite Preferred Holders (as defined in the Agreement); and

WHEREAS, the Company, Majority Interest and Requisite Preferred Holders desire to amend the Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. AMENDMENT NO. 1 TO AGREEMENT

1.1 Definitions. Unless otherwise indicated herein, words and terms which are defined in the Agreement shall have the same meaning where used in this Section I.

1.2 Schedule A. Schedule A to the Agreement is hereby replaced with Schedule A hereto.

1.3 Section 12.02. The definition of “Baupost” and “Cowen” in Section 12.02 of the Agreement is hereby added in their entirety as follows:

“AIG” shall mean American General Life Insurance Company and American Home Assurance Company, collectively.

“Baupost” shall mean Baupost Private Investments A-1, L.L.C., Baupost Private Investments B-1, L.L.C., Baupost Private Investments C-1, L.L.C., Baupost Private Investments P-1, L.L.C., Baupost Private Investments Y-1, L.L.C., Baupost Private Investments BVI-1, L.L.C., Baupost Private Investments BVII-1, L.L.C., Baupost Private Investments BVIII-1, L.L.C., and Baupost Private Investments BVIV-1, L.L.C., collectively.

“Cowen” shall mean Cowen Healthcare Investments II LP, CHI EF II LP, Cowen Healthcare Investments III, LP and CHI EF III LP, collectively.

1.4 Section 12.02. The definitions of “Lead Directors” and “Requisite Preferred Holders” in Section 12.02 of the Agreement are hereby amended and restated in their entirety as follows:

“Lead Directors” means the Series B Director, the F2 Director and the OIF Director.

“Requisite Preferred Holders” means the Members holding at least seventy-five (75%) of the outstanding Preferred Units, voting together as a single class.

(e) Sections 3.02(a) and (b). Sections 3.02(a) and 3.02(b) of the Agreement are hereby amended and restated in their entirety as follows:

“3.02 Composition of the Board of Directors.

(a) The Board of Directors shall consist of one or more members. The number of Directors shall initially be seven (7).

(b) From and after the date of this Agreement, each Member shall vote, or cause to be voted, all Units and all other voting securities of the Company presently owned or hereafter acquired by such Member, or over which such Member has voting control, at any meeting of the Members called for the purpose of filling positions on the Board of Directors, or to execute a written consent in lieu of a meeting of the Members, for purpose of filling positions on the Board of Directors to fix the number of Directors at seven (7) and to elect and continue in office as Directors the following:

(i) For so long as UBS Oncology Impact Fund L.P. or its Affiliates (“OIF”), holds at least 10% of its originally issued Series A Preferred Units, one (1) person (the “OIF Director”), designated by OIF who initially shall be Ansbert Gadicke;

(ii) For so long as F2 Ventures or its Affiliates (“F2”) holds at least 10% of its originally issued Series A Preferred Units, one (1) person (the “F2 Director” and together with the OIF Directors, collectively the “Series A Preferred Directors”), designated by F2 who initially shall be Morana Jovan;

(iii) For so long as Cowen and Baupost jointly hold at least 10% of their originally issued Series B Preferred Units, one (1) person (the “Series B Preferred Director” and together with the Series A Preferred Directors, the “Preferred Directors”), designated jointly by Cowen and Baupost who initially shall be Tim Anderson;

5

(iv) The CEO (the “CEO Director”), which board seat shall initially be vacant, provided that if for any reason the CEO Director shall cease to serve as the CEO, each of the Members shall promptly vote their respective Units (A) to remove the former CEO from the Board of Directors if such person has not resigned as a member of the Board of Directors and (B) to elect such person’s replacement as the CEO as the new CEO Director;

(v) Two (2) people, mutually acceptable to a majority of the other members of the Board of Directors, including all of the Lead Directors, who shall initially be Tony Rosenberg and Thomas Ebeling (the “Independent Directors”); and

(vi) One (1) independent person who does not have an affiliation with any of the Members or the Company, who shall be designated by a majority of the Preferred Directors and subject to the mutual satisfaction of the Board, such person shall be designated as the chairperson of the Board of Directors.”

(f) Sections 3.02(e). Section 3.02(e) of the Agreement is hereby amended and restated in its entirety as follows:

(a) The Company shall permit up to: one (1) representative of Baupost, one (1) representative from AIG and one (1) representative from Emerson Collective Investments LLC (“Emerson”), each of whom shall be designated from time to time, to attend all meetings of its Board, any committee thereof, or any board of any subsidiary of the Company, in a nonvoting observer capacity (each such representative, a “Board Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other documents or materials that it provides to its members at the same time and in the same manner as provided to such members; provided, however, that Baupost, AIG and Emerson shall each cause its respective representative to hold in confidence such information to the same extent as provided in Section 2.09 above; provided further, the Company reserves the right to withhold any information and/or exclude any such representative from any meeting or portion thereof to the extent that the Company reasonably believes that the disclosure of which or that the inclusion of such representative would adversely affect the attorney-client privilege between the Company or its Affiliates and its counsel. Notwithstanding the preceding provisions of this Section, the absence of any such representative from any meeting or the failure of any such representative to participate in any consent shall not affect the existence of a quorum of the validity of any action taken.”

(g) Section 5.01. Section 5.01 of the Agreement is hereby amended and restated in its entirety as follows:

6

“5.01 Right to Indemnification. Subject to the provisions of this ARTICLE V, the Company shall indemnify, to the fullest extent that would have been permissible under the Delaware General Corporation Law (as amended, the “DGCL”) if the Company were a corporation organized and existing under the DGCL, all Indemnified Persons against all expenses incurred by the Indemnified Persons in connection with any proceeding in which an Indemnified Person is involved as a result of serving in the capacity by reason of which such Person is deemed to be an “Indemnified Person” pursuant to Section 5.06(a); except to the extent caused by the bad faith, gross negligence or intentional misconduct by such Indemnified Person. Subject to the foregoing limitation, such indemnification shall be provided by the Company with respect to a proceeding in which it is claimed that the Indemnified Person received an improper personal benefit by reason of his position, regardless of whether the claim arises out of the Indemnified Person’s service in such capacity, except for matters as to which it is finally judicially determined that an improper personal benefit was received by the Indemnified Person.”

(h) Section 7.03. Section 7.03(e) of the Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, any notice, documentation or other information provided to Baupost by the Partnership Representative or the Company pursuant to this Section 7.03(e) shall also be provided to Cowen.”

(i) Section 9.06. Section 9.06 of the Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing, any notice, documentation or other information provided to Baupost pursuant to this Section 9.06 shall also be provided to Cowen.”

2. MISCELLANEOUS

2.1 Continued Validity of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

2.2 Governing Law. This Amendment is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles.

2.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or other electronic transmission.

[Remainder of Page Intentionally Left Blank]

7

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

COMPANY:

CULLINAN ONCOLOGY, LLC

By:	/s/ Owen Hughes
Name:	Owen Hughes
Title:	President and CEO

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

/s/ Ansbert Gadicke
[signature]

Ansbert Gadicke

[print name of signatory]

on behalf of

MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

in its capacity as general partner of

MPM ONCOLOGY IMPACT MANAGEMENT LP

in its capacity as general partner of

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

in its capacity as general partner of

UBS ONCOLOGY IMPACT FUND L.P.

2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

SIGNED for and on behalf of
Globeways Holdings Limited acting by its duly authorised officers:

/s/ Morana Jovan-Embiricos

3

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER: F2 MG LIMITED

By:	/s/ Rachel Higham
Name:	Rachel Higham
Title:	Director, Cellar Limited

By:	/s/ Ivan Bedford
Name:	Ivan Bedford
Title:	Director, Clambake Limited

4

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER: F2 TPO INVESTMENTS, LLC acting by its Manager Globeway Holdings II Limited

By:	/s/ Dylan McKeon
Name:	Dylan McKeon
Title:	Financial Manager

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER: F2 VISION SCS By: F2 Vision Management, its general partner

By:	/s/ A. Renard
Name:	A. Renard
Title:	Manager

By:	/s/ C. Francois
Name:	C. Francois
Title:	Manager

Signature Page to Amendment No. 1 to the Second AR Limited Liability Company Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER: F2 BIOSCIENCE I 2017 LIMITED

By:	/s/ Rachel Higham
Name:	Rachel Higham
Title:	Corporate Director, Cellar Limited

By:	/s/ Ivan Bedford
Name:	Ivan Bedford
Title:	Corporate Director, Clambake Limited

Signature Page to Amendment No. 1 to the Second AR Limited Liability Company Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER: BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

Signature Page to Amendment No. 1 to the Second AR Limited Liability Company Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partne

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

Signature Page to Amendment No. 1 to the Second AR Limited Liability Company Agreement

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV, its sole member

By:	The Baupost Group, L.L.C., its managing general partner

By:	/s/ Gregory A. Ciongoli
Name:	Gregory A. Ciongoli
Title:	Partner

Signature Page to Amendment No. 1 to the Second AR Limited Liability Company Agreement

AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Second Amended and Restated Limited Liability Company Agreement of Cullinan Oncology, LLC, a Delaware limited liability company (the “Company”), dated as of October 4, 2019, as amended, is made as of February 21, 2020 by and among the Company and the Persons identified as the Members on the signature pages attached hereto.

RECITALS

WHEREAS, the Company and the Members are parties to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 4, 2019, by and among the Persons identified as the Members on Schedule A attached thereto, as amended from time to time (the “Agreement”);

WHEREAS, Section 13.04 of the Agreement provides that any term of the Agreement may be modified or amended (or compliance with any provision thereof waived) by an instrument in writing signed by the Company and the Majority Interest (as defined in the Agreement);

WHEREAS, Section 3.04(a)(ii) of the Agreement provides that the Company shall not amend, alter, or repeal any provision of the Agreement if it would adversely alter the rights, preferences, privileges or powers of or restrictions on the Preferred Units without the consent of the Requisite Preferred Holders (as defined in the Agreement); and

WHEREAS, the Company, Majority Interest and Requisite Preferred Holders desire to amend the Agreement as set forth herein.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

3. AMENDMENT NO. 1 TO AGREEMENT

3.1 Definitions. Unless otherwise indicated herein, words and terms which are defined in the Agreement shall have the same meaning where used in this Section I.

3.2 Schedule A. Schedule A to the Agreement is hereby replaced with Schedule A hereto.

(c) Sections 3.02(e). Section 3.02(e) of the Agreement is hereby amended and restated in its entirety as follows:

(b) The Company shall permit up to: one (1) representative of Baupost, one (1) representative from AIG, one (1) representative from Emerson Collective Investments LLC (“Emerson”) and one (1) representative from Schooner Capital (“Schooner”), each of whom shall be designated from time to time, to attend all meetings of its Board, any committee thereof, or any board of any subsidiary of the Company, in a nonvoting observer capacity (each such representative, a “Board Observer”) and, in this respect, shall give such representative copies of all notices, minutes, consents, and other documents or materials that it provides to its members at the same time and in the same manner as provided to such members; provided, however, that Baupost, AIG, Emerson and Schooner shall each cause its respective representative to hold in confidence such information to the same extent as provided in Section 2.09 above; provided further, the Company reserves the right to withhold any information and/or exclude any such representative from any meeting or portion thereof to the extent that the Company reasonably believes that the disclosure of which or that the inclusion of such representative would adversely affect the attorney-client privilege between the Company or its Affiliates and its counsel. Notwithstanding the preceding provisions of this Section, the absence of any such representative from any meeting or the failure of any such representative to participate in any consent shall not affect the existence of a quorum of the validity of any action taken.”

4. MISCELLANEOUS

4.1 Continued Validity of the Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

4.2 Governing Law. This Amendment is governed by and shall be construed in accordance with the law of the State of Delaware, exclusive of its conflict-of-laws principles.

4.3 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or other electronic transmission.

[Remainder of Page Intentionally Left Blank]

12

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

COMPANY:

CULLINAN ONCOLOGY, LLC

By:	/s/ Owen Hughes
Name:	Owen Hughes
Title:	President and CEO

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

/s/ Ansbert Gadicke
[signature]

Ansbert Gadicke

[print name of signatory]

on behalf of

MPM ONCOLOGY IMPACT MANAGEMENT GP LLC

in its capacity as general partner of

MPM ONCOLOGY IMPACT MANAGEMENT LP

in its capacity as general partner of

ONCOLOGY IMPACT FUND (CAYMAN) MANAGEMENT L.P.

in its capacity as general partner of

UBS ONCOLOGY IMPACT FUND L.P.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

SIGNED for and on behalf of
Globeways Holdings Limited acting by its duly authorised officers:

/s/ Morana Jovan-Embiricos

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

F2 MG LIMITED

By:	/s/ Rachel Higham
Name:	Rachel Higham
Title:	Director, Cellar Limited

By:	/s/ Ivan Bedford
Name:	Ivan Bedford
Title:	Director, Clambake Limited

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

F2 TPO INVESTMENTS, LLC

acting by its Manager Globeway Holdings II Limited

By:	/s/ Morana Jovan-Embiricos
Name: Morana Jovan-Embiricos
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

F2 VISION SCS

By: F2 Vision Management, its general partner

By:	/s/ A. Renard
Name: A. Renard
Title: Manager

By:	/s/ C. Francois
Name: C. Francois
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

F2 BIOSCIENCE I 2017 LIMITED

By:	/s/ Rachel Higham
Name: Rachel Higham
Title: Corporate Director, Cellar Limited

By:	/s/ Ivan Bedford
Name: Ivan Bedford
Title: Corporate Director, Clambake Limited

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

BAUPOST PRIVATE INVESTMENTS A-1, L.L.C.

By:	Baupost Limited Partnership 1983 A-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS B-1, L.L.C.

By:	Baupost Limited Partnership 1983 B-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS C-1, L.L.C.

By:	Baupost Limited Partnership 1983 C-1,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BAUPOST PRIVATE INVESTMENTS P-1, L.L.C.

By:	PB Institutional Limited Partnership,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partne

BAUPOST PRIVATE INVESTMENTS Y-1, L.L.C.

By:	YB Institutional Limited Partnership,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVI-1, L.L.C.

By:	Baupost Value Partners, L.P.-I,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to the Second Amended and Restated Limited Liability Company Agreement as of the date first above written.

BAUPOST PRIVATE INVESTMENTS BVII-1, L.L.C.

By:	Baupost Value Partners, L.P.-II,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIII-1, L.L.C.

By:	Baupost Value Partners, L.P.-III,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

BAUPOST PRIVATE INVESTMENTS BVIV-1, L.L.C.

By:	Baupost Value Partners, L.P.-IV,
its sole member

By:	The Baupost Group, L.L.C.,
its managing general partner

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner